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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FOSSIL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FOSSIL GROUP, INC.
901 S. Central Expressway
Richardson, Texas 75080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 2015

To the Stockholders of Fossil Group, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Fossil Group, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 901 S. Central Expressway, Richardson, Texas 75080, on the 20th day of May 2015, at 9:00 a.m. (local time) for the following purposes:

          1.     To elect eleven (11) directors to the Company's Board of Directors to serve for a term of one year or until their respective successors are elected and qualified.

          2.     To hold an advisory vote on executive compensation as disclosed in these materials.

          3.     To vote on a proposal to approve the Fossil Group, Inc. 2015 Cash Incentive Plan.

          4.     To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 2, 2016.

          5.     To transact any and all other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        The Board of Directors has fixed the close of business on March 26, 2015 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the meeting.

        You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, however, you are urged to vote your shares as soon as possible so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. You may vote your shares via a toll-free telephone number or over the Internet. Alternatively, if you request or receive a paper copy of the proxy materials by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Voting in one of these ways will ensure that your shares are represented at the meeting. Your proxy will be returned to you if you are present at the meeting and request its return in the manner provided for revocation of proxies in the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS
Randy S. Hyne Vice President, General Counsel and Secretary

April 9, 2015
Richardson, Texas

Important notice regarding the availability of proxy materials for the annual meeting to be held on May 20, 2015: Our official Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders covering the Company's fiscal year ended January 3, 2015 are also available at http://viewproxy.com/fossil/2015/.

FOSSIL GROUP, INC.
901 S. Central Expressway
Richardson, Texas 75080

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2015

SOLICITATION OF PROXIES

        This proxy statement is furnished in connection with the solicitation by the Board of Directors of Fossil Group, Inc., a Delaware corporation (the "Company"), of your proxy to be voted at the 2015 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 20, 2015, at the time and place and for the purpose of voting on the matters set forth in the Notice of Annual Meeting of Stockholders (the "Annual Meeting Notice") and at any adjournment(s) or postponement(s) thereof. These matters include:

          1.     To elect eleven (11) directors to the Company's Board of Directors to serve for a term of one year or until their respective successors are elected and qualified.

          2.     To hold an advisory vote on executive compensation as disclosed in these materials.

          3.     To vote on a proposal to approve the Fossil Group, Inc. 2015 Cash Incentive Plan.

          4.     To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 2, 2016.

          5.     To transact any and all other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        When proxies are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, the shares will be voted: FOR each of the eleven nominees named in this proxy statement for election to the Board of Directors under Proposal 1; FOR approval of the compensation of the Company's named executive officers under Proposal 2; FOR the approval of the Fossil Group, Inc. 2015 Cash Incentive Plan under Proposal 3; and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 2, 2016 under Proposal 4.

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS

        Important notice regarding the availability of proxy materials for the Annual Meeting to be held on May 20, 2015: Our official Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to Stockholders covering the Company's fiscal year ended January 3, 2015 are also available at http://viewproxy.com/fossil/2015/.

        As permitted by Securities and Exchange Commission ("SEC") rules, we are making the Annual Meeting Notice, this proxy statement (the "Proxy Statement") and our Annual Report to Stockholders (the "Annual Report") available to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. We believe that this process will expedite stockholders' receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. Each stockholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) will receive a Notice of Internet Availability of Proxy Materials (the "Proxy Notice") containing instructions on how to access and review the proxy materials, including the Annual Meeting Notice, this Proxy Statement and our Annual Report, on the Internet and how to access an electronic proxy card to vote on the Internet. The Proxy Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Proxy Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Proxy Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Proxy Notice.

GENERAL

        The executive offices of the Company are located at, and the mailing address of the Company is, 901 S. Central Expressway, Richardson, Texas 75080.

        This Proxy Statement and form of proxy are being mailed or made available to stockholders on or about April 9, 2015. The accompanying Annual Report covering the Company's fiscal year ended January 3, 2015 does not form any part of the materials for solicitation of proxies.

        Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Annual Meeting Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

        The cost of preparing, assembling, posting on the Internet, printing and mailing the Proxy Notice, Annual Meeting Notice, Annual Report, this Proxy Statement, and the form of proxy, as well as the reasonable costs of forwarding solicitation materials to the beneficial owners of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and other costs of solicitation, will be borne by the Company. Officers and employees of the Company may solicit proxies, either through personal contact or by mail, telephone or other electronic means. These officers and employees will not receive additional compensation for soliciting proxies, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, with shares of Common Stock registered in their names, will be requested to forward solicitation materials to the beneficial owners of such shares of Common Stock.

        With respect to eligible stockholders who share a single address, we are sending only one Proxy Statement, Annual Report or Proxy Notice to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement, Annual Report or Proxy Notice in the future, he or she may contact Investor Relations, Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080 or call (972) 234-2525 and ask for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement, Annual Report or Proxy Notice can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

        We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement or Proxy Notice to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.

QUORUM AND VOTING

        The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 26, 2015 (the "Record Date"). On the Record Date, there were 49,710,051 shares of Common Stock issued and outstanding.

        Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the meeting and neither the Company's Third Amended and Restated Certificate of Incorporation, as amended (the "Charter"), nor its Fourth Amended and Restated Bylaws, as amended (the "Bylaws"), allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

        Assuming the presence of a quorum, in an uncontested election of directors, the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required for the election of directors (Proposal 1). A "majority of the votes cast" means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. Votes cast shall exclude abstentions with respect to that director's election. Pursuant to the Company's Corporate Governance Guidelines, in an uncontested election of directors, any nominee for director who has a greater number of votes "against" his or her election than votes "for" such election (a "Majority Against Vote") is required to promptly tender his or her resignation following certification of the stockholder vote. The Nominating and Corporate Governance Committee will recommend to the Board of Directors whether to accept such resignation; however, if each member of the Nominating and Corporate Governance Committee received a Majority Against Vote at the same election, then the independent directors who did not receive a Majority Against Vote shall appoint a committee among themselves and recommend to the Board of Directors whether to accept such resignations. The Board of Directors will act upon such recommendation(s) within 90 days following certification of the stockholder vote.

        Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on Proposals 2, 3 and 4 is required to approve the compensation of the Company's named executive officers, to approve the Fossil Group, Inc. 2015 Cash Incentive Plan and to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm. An automated system administered by an independent third party tabulates the votes. Each proposal is tabulated separately. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Abstentions will have the effect of a vote against Proposals 2, 3 and 4. Abstentions will have no effect with respect to Proposal 1. Broker non-votes will have no effect with respect to Proposals 1, 2 and 3 and are inapplicable to Proposal 4.

HOW TO VOTE

        You may vote by proxy or in person at the Annual Meeting. We suggest that you vote by proxy even if you plan to attend the meeting. If you are the stockholder of record, you can vote by proxy via a toll-free telephone number, over the Internet or by mail. Please refer to your Proxy Notice or the proxy card included with these proxy materials for instructions on how to access an electronic proxy card to vote on the Internet, vote by telephone, or to receive a paper copy of the proxy materials to vote by mail.

        If you are not the record holder of your shares of Common Stock, please follow the instructions provided by your broker, bank or other nominee.

        Any stockholder of the Company giving a proxy may revoke the proxy at any time before its exercise by voting in person at the Annual Meeting, by submitting a duly executed proxy bearing a later date by telephone, via the Internet or by mail or by giving written notice of revocation to the Company addressed to Randy S. Hyne, Vice President, General Counsel and Secretary, Fossil Group, Inc.,

901 S. Central Expressway, Richardson, Texas 75080. No such revocation shall be effective, however, unless the notice of revocation has been received by the Company at or prior to the Annual Meeting.

        To obtain directions to attend the Annual Meeting and vote in person, please contact Investor Relations at (972) 234-2525.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The Company's only outstanding class of equity securities is its Common Stock. The following table sets forth information regarding the beneficial ownership of Common Stock as of March 14, 2015 by (i) each Named Executive Officer (as defined in "Compensation Discussion and Analysis"); (ii) each director and director nominee of the Company; (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock as of March 14, 2015. The address of each officer and director is c/o Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080.

	Shares Beneficially Owned(1)(2)
Name of Beneficial Owner	Number		Percent
Darren E. Hart	21,866	(3)	*
Kosta N. Kartsotis	6,151,593	(4)	12.3%
Jennifer Pritchard	28,457	(5)	*
Dennis R. Secor	11,832	(6)	*
John A. White	15,782	(7)	*
Elaine Agather	3,189	(8)	*
Jeffrey N. Boyer	9,573	(9)	*
William B. Chiasson	2,016	(10)	*
Diane Neal	4,254	(11)	*
Thomas M. Nealon	4,103	(12)	*
Mark D. Quick	72,814	(13)	*
Elysia Holt Ragusa	10,586	(14)	*
Jal S. Shroff	457,419	(15)	*
James E. Skinner	29,973	(16)	*
James M. Zimmerman	18,323	(17)	*
All executive officers and directors as a group (15 persons)	6,841,780	(18)	13.6%
BlackRock, Inc.	2,655,579	(19)	5.3%
Eminence Capital, LP	2,721,376	(20)	5.4%
FMR LLC.	4,624,927	(21)	9.3%
Glenview Capital Management, LLC	2,755,738	(22)	5.5%
The Vanguard Group	3,224,798	(23)	6.5%

*
Less than 1%

(1)
Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Beneficial ownership information is based on the most recent Forms 3, 4 and 5 and Schedule 13D and 13G filings with the SEC and reports made directly to the Company. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares when such person has the right to acquire them within 60 days after March 14, 2015. For restricted stock units, we report shares equal to the number of restricted stock units that will vest within 60 days of March 14, 2015. For stock appreciation rights ("SARs"), we report the shares that would be delivered upon exercise of SARs that are vested or that will vest within 60 days of March 14, 2015 (which is calculated by (i) multiplying the number of SARs by the difference between (x) the $80.18 closing price of our Common Stock on NASDAQ on March 14, 2015 and (y) the exercise price of the applicable SAR and (ii) dividing by $80.18). For stock options, we report shares subject to options that are currently exercisable or exercisable within 60 days of March 14, 2015. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
The percentages indicated are based on 49,980,243 shares of Common Stock outstanding on March 14, 2015. Shares of Common Stock subject to stock options and SARs exercisable, and restricted stock units that will vest, within 60 days after March 14, 2015, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(3)
Includes 17,424 shares of Common Stock issuable upon exercise of SARs and 4,442 shares of Common Stock issuable upon vesting of restricted stock units.

(4)
Includes 791,491 shares of Common Stock in grantor retained annuity trusts.

(5)
Includes 19,219 shares of Common Stock issuable upon exercise of SARs and 1,828 shares of Common Stock issuable upon vesting of restricted stock units.

(6)
Includes 8,030 shares of Common Stock issuable upon exercise of SARs and 1,959 shares of Common Stock issuable upon vesting of restricted stock units.

(7)
Includes 10,860 shares of Common Stock issuable upon exercise of SARs and 2,094 shares of Common Stock issuable upon vesting of restricted stock units.

(8)
Includes 1,189 shares of Common Stock issuable upon vesting of restricted stock units.

(9)
Includes 1,189 shares of Common Stock issuable upon vesting of restricted stock units.

(10)
Includes 1,189 shares of Common Stock issuable upon vesting of restricted stock units.

(11)
Includes 1,189 shares of Common Stock issuable upon vesting of restricted stock units.

(12)
Includes 1,189 shares of Common Stock issuable upon vesting of restricted stock units.

(13)
Includes 52,073 shares of Common Stock issuable upon exercise of SARs and 3,610 shares of Common Stock issuable upon vesting of restricted stock units.

(14)
Includes 5,000 shares of Common Stock issuable upon exercise of stock options and 1,189 shares of Common Stock issuable upon vesting of restricted stock units.

(15)
Includes indirect ownership of 455,442 shares of Common Stock owned of record by Healing Light Limited, an entity controlled by Mr. Shroff. Mr. Shroff and his wife, Mrs. Pervin Shroff, share voting and investment power with respect to 455,442 shares of Common Stock. Also includes 1,189 shares of Common Stock issuable upon vesting of restricted stock units.

(16)
Includes 15,000 shares of Common Stock issuable upon exercise of stock options and 1,189 shares of Common Stock issuable upon vesting of restricted stock units.

(17)
Includes 6,750 shares of Common Stock issuable upon exercise of stock options and 1,189 shares of Common Stock issuable upon vesting of restricted stock units.

(18)
Reflects the information in footnotes (3) through (17) above.

(19)
Based on information contained in Schedule 13G filed with the SEC on February 3, 2015 by BlackRock, Inc. ("BlackRock"), which indicates that (i) BlackRock has sole voting power over 2,255,865 shares of Common Stock, shared voting power over 6,632 shares of Common Stock, sole dispositive power over 2,648,947 shares of Common Stock, and shared dispositive power over 6,632 shares of Common Stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

(20)
Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2015 by Eminence Capital, LP ("Eminence Capital"), which indicates that (i) Eminence Capital has shared voting power over 2,721,376 shares of Common Stock and shared dispositive power over 2,721,376 shares of Common Stock, and (ii) Eminence GP, LLC ("Eminence GP") has shared voting power over 2,424,790 shares of Common Stock and shared dispositive power over 2,424,790 shares of Common Stock, and (iii) Ricky C. Sandler ("Mr. Sandler") has sole voting power over 1,777 shares of Common Stock, shared voting power over 2,721,376 shares of Common Stock, sole dispositive power over 1,777 shares of Common Stock, and shared dispositive power over 2,721,376 shares of Common Stock. The address of the principal business and principal office of Eminence Capital and Eminence GP is 65 East 55th Street, 25th Floor, New York, New York 10022. The business address of Mr. Sandler is 65 East 55th Street, 25th Floor, New York, New York 10022.

(21)
Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2015 by FMR LLC ("FMR"), which indicates that (i) FMR has sole voting power over 134,360 shares of Common Stock and sole dispositive power over 4,624,927 shares of Common Stock, and (ii) Edward C. Johnson 3d has sole dispositive power over 4,624,927 shares of Common Stock, and (iii) Abigail P. Johnson has sole dispositive power over 4,624,927 shares of Common Stock. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210.

(22)
Based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 17, 2015 by Glenview Capital Management, LLC ("Glenview Capital Management"), which indicates that (i) Glenview Capital Management has shared voting power over 2,755,738 shares of Common Stock and shared dispositive power over 2,755,738 shares of Common Stock, and (ii) Lawrence M. Robbins ("Mr. Robbins") has shared voting power over 2,755,738 shares of Common Stock and shared dispositive power over 2,755,738 shares of Common Stock. The address of each Glenview Capital Management and Mr. Robbins is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

(23)
Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 10, 2015 by The Vanguard Group ("Vanguard"), which indicates that Vanguard has sole voting power over 79,403 shares of Common Stock, sole dispositive power over 3,150,295 shares of Common Stock, and shared dispositive power over 74,503 shares of Common Stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

 ELECTION OF DIRECTORS
(Proposal 1)

        The Board of Directors currently consists of eleven members. Each of our current directors will stand for reelection at the Annual Meeting.

        To be elected as a director, each director nominee must receive a majority of the votes cast at the Annual Meeting. A "majority of the votes cast" means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. Votes cast shall exclude abstentions with respect to that director's election. A description of our policy regarding nominees who receive a Majority Against Vote in an uncontested election is set forth under "Quorum and Voting." Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. Each director nominee has expressed his or her intention to serve the entire term.

Directors and Nominees

        The following table and text set forth the name, age and positions of each director nominee:

Name	Age	Position
Elaine Agather	59	Director
Jeffrey N. Boyer	56	Director
William B. Chiasson	62	Director
Kosta N. Kartsotis	62	Chairman of the Board and Chief Executive Officer
Diane L. Neal	58	Director
Thomas M. Nealon	54	Director
Mark D. Quick	66	Director
Elysia Holt Ragusa	64	Director
Jal S. Shroff	78	Director
James E. Skinner	61	Director
James M. Zimmerman	71	Lead Independent Director

        The following sets forth biographical information and the qualifications and skills for each director nominee:

        Elaine Agather was appointed to the Board of Directors in February 2007. Ms. Agather is currently a member of the Company's Audit Committee and Compensation Committee. Ms. Agather has been with JPMorgan Chase Bank and its predecessor firms since 1979. She currently serves as South Region Head and Managing Director of J.P Morgan's Private Bank. She also holds the role of Chairman of Chase, Dallas Region, a position she has served in since 1999. From 1992 until 1999, she served as Chairman of Texas Commerce Bank in Fort Worth, Texas. Ms. Agather has extensive leadership experience as Chief Executive Officer and Chairperson of large organizations, substantial banking experience and financial acumen developed through her Chief Executive Officer and Chairperson experience.

        Jeffrey N. Boyer was appointed to the Board of Directors in December 2007. Mr. Boyer currently serves as Chairman of the Company's Audit Committee, and he is a member of the Finance Committee. Mr. Boyer serves as Executive Vice President, Chief Administrative Officer and Chief Financial Officer of Tuesday Morning Corporation. Prior to joining Tuesday Morning, Mr. Boyer served as Executive Vice President and Chief Operating Officer of 24 Hour Fitness Worldwide Holdings, Inc., an operator of fitness centers, from June 2012 until September 2013 and as their Executive Vice President and Chief Financial Officer from April 2008 until June 2012. Mr. Boyer served as President and Chief Financial Officer of Michaels Stores, Inc. (Michaels) from July 2007 until April 2008 and Co-President and Chief Financial Officer from March 2006 to July 2007. He also held the position of Executive Vice President and Chief Financial Officer of Michaels from January 2003 to March 2006. Prior to joining Michaels, Mr. Boyer served as the Executive Vice President and Chief Financial Officer of the Kmart Corporation. From 1996 until 2001, he held multiple positions with Sears, Roebuck & Company, advancing to the post of Senior Vice President and Chief Financial Officer. He also served in multiple top-level capacities with the Pillsbury Company and Kraft General Foods. Mr. Boyer began his career as an accountant with PricewaterhouseCoopers in 1980. Mr. Boyer has extensive leadership experience as Chief Financial Officer of large organizations and experience in accounting, finance, capital markets, strategic planning and risk management developed through his Chief Financial Officer and public accounting experience and has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules.

        William B. Chiasson was appointed to the Board of Directors in August 2013. Mr. Chiasson is currently a member of the Company's Audit Committee and Finance Committee. He has served as the Chairman of the Board of Directors for LeapFrog Enterprises, Inc. since 2011. LeapFrog Enterprises designs, develops and markets a family of innovative technology-based learning platforms and related proprietary content for children. Mr. Chiasson served as Chief Executive Officer for LeapFrog Enterprises from 2010 to 2011 and as Executive Vice President and Chief Financial Officer from 2004 to 2010. Since 2013, Mr. Chiasson has also served as Chairman of the Board of Directors of The Ergobaby Carrier, Inc. and served as Interim Chief Executive Officer from 2012 to 2013. Ergobaby Carrier is a leading designer, marketer and distributor of premium infant care products. From 1998 until 2003, Mr. Chiasson served as Senior Vice President and Chief Financial Officer for Levi Strauss & Co. From 1988 to 1998, Mr. Chiasson served in various roles for Kraft Foods, Inc., most recently as Senior Vice President, Finance and Information Technology. From June 1979 to January 1988, Mr. Chiasson served in varying capacities with Baxter Healthcare, most recently as its Vice President and Controller for the Hospital Group. Mr. Chiasson has leadership experience as a Chief Executive Officer and, as Chief Financial Officer of large organizations, extensive experience in accounting, finance, capital markets, strategic planning and risk management and has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules.

        Kosta N. Kartsotis has served as Chief Executive Officer since October 2000 and Chairman of the Board since May 2010. Mr. Kartsotis also served as President of the Company from December 1991 to December 2006 and as Chief Operating Officer from December 1991 until October 2000. Mr. Kartsotis joined the Company in 1988. He has been a director of the Company since 1990. Mr. Kartsotis has extensive senior level experience as our Chief Executive Officer, substantial experience in the fashion retailing industry and substantial sales, marketing and merchandising experience. He has deep knowledge of the Company and its businesses, having served on our Board since 1990.

        Diane L. Neal was appointed to the Board of Directors in February 2012, and she is currently a member of the Nominating and Corporate Governance Committee and the Compensation Committee. Ms. Neal currently serves as Chief Executive Officer of Sur La Table, a private company with more than 100 retail stores offering a selection of exclusive and premium-quality goods for the kitchen and table. Prior to joining Sur La Table, Ms. Neal most recently served as Chief Executive Officer of Bath & Body Works. She resigned from that position in July 2011 to relocate to San Francisco for personal reasons. Ms. Neal joined Bath & Body Works in November 2006 as President and Chief Operating Officer and held those positions until her promotion to Chief Executive Officer in June 2007. Prior to joining Bath & Body Works, Ms. Neal served as President of the Outlet Division for Gap Inc., where she was responsible for the outlet business for all three Gap Inc. brands. Prior to joining Gap Inc., Ms. Neal spent 22 years with Target Corporation in multiple divisions, including Dayton's Department Stores (now Macy's), Mervyn's, Target Sourcing Services and Target Stores.

During her career with Target Corporation, Ms. Neal spent 16 years at Target Stores, where she held multiple positions and responsibilities, including merchandising, planning, distribution and sourcing. Ms. Neal was promoted to President of Mervyn's in 2001 and served in that capacity until 2004, when she joined Gap Inc. Ms. Neal has extensive leadership experience as the CEO of a large organization and substantial experience in retailing, merchandising and strategic planning.

        Thomas M. Nealon was appointed to the Board of Directors in April 2012, and he is currently a member of the Audit Committee and the Nominating and Corporate Governance Committee. Mr. Nealon currently serves as a Partner with the Feld Group Institute. Mr. Nealon previously served as Group Executive Vice President of J. C. Penney Company, Inc. and resigned in December 2011 for personal reasons. Mr. Nealon joined J. C. Penney in 2006 as Chief Information Officer, and held that position until his promotion to Group Executive Vice President in 2010. Prior to joining J. C. Penney, he was with Electronic Data Systems from 2004 to 2006 and served on assignment as Senior Vice President and Chief Information Officer for Southwest Airlines Co. Prior to joining Electronic Data Systems, Mr. Nealon was a partner from 2000 to 2004 at the Feld Group, an IT management consultancy firm later acquired by Electronic Data Systems. He also spent 15 years at Frito-Lay, Inc., a division of PepsiCo, serving in critical roles across the information technology organization, including two years as Chief Information Officer. Mr. Nealon is currently a member of the Board of Directors of Southwest Airlines Co. Mr. Nealon has extensive experience in information technology, corporate strategy and e-commerce.

        Mark D. Quick was appointed to the Board of Directors in October 2012, and had most recently served as Vice Chairman of the Company from January 2007 until his retirement in October 2012. Mr. Quick served as President, Fashion Accessories of the Company from October 2000 until December 2006 and President, Stores Division from March 2003 until September 2006. Mr. Quick served as Executive Vice President of the Company from March 1997 until October 2000. From November 1995 until March 1997, he served as the Company's Senior Vice President—Accessories. Mr. Quick has deep knowledge of the Company and its businesses, having served as an employee of the Company for approximately 17 years.

        Elysia Holt Ragusa was appointed to the Board of Directors of the Company in December 2007. Ms. Ragusa is a member of the Compensation Committee and is Chairperson of the Nominating and Corporate Governance Committee. She currently serves as a Senior Managing Director and International Director for Jones Lang LaSalle, which provides integrated real estate and investment management services to owner, occupier and investor clients worldwide, subsequent to the merger between Jones Lang LaSalle and The Staubach Company in 2008. Prior to the merger of Jones Lang LaSalle and The Staubach Company, she served as President, Corporate Services-East Staubach Holdings, Inc., overseeing all Staubach North American Corporate Services Operations from Phoenix to Boston and was a member of both the Executive Committee and The Staubach Company's Board of Directors. Ms. Ragusa served as President and Chief Operating Officer of The Staubach Company from July 2001 until June 2007. Prior to her role as President and Chief Operating Officer, Ms. Ragusa was President of The Staubach Company's Southwest Corporate Services Division. In January 2010, Ms. Ragusa was appointed to the Board of Directors of Texas Capital Bancshares, Inc. Ms. Ragusa has extensive experience in leading large organizations with special skills in operations, marketing, sales and developing people. She also has experience in commercial real estate acquisition and disposition.

        Jal S. Shroff has been a director of the Company since April 1993. From January 1991 until April 2008, Mr. Shroff served as Managing Director of Fossil (East) Limited ("Fossil East"), a wholly-owned subsidiary of the Company. Mr. Shroff has extensive experience in manufacturing and sourcing operations and has a broad knowledge of the Asia-Pacific markets for our products, having been based in Hong Kong since 1959. Mr. Shroff also has deep knowledge of the Company and its businesses, having served on our Board since 1993.

        James E. Skinner was appointed to the Board of Directors of the Company in December 2007. Mr. Skinner is currently Chairman of the Finance Committee and Chairman of the Compensation Committee. He has served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of The Neiman Marcus Group LLC since October 2010, and prior to that date had been serving as Executive Vice President and Chief Financial Officer of The Neiman Marcus Group LLC. From 2001 until October 2007, he held the position of Senior Vice President and Chief Financial Officer of The Neiman Marcus Group LLC. Mr. Skinner served as Senior Vice President and Chief Financial Officer of CapRock Communications Corp. in 2000. From 1991 until 2000, Mr. Skinner served in several positions with CompUSA Inc., including Executive Vice President and Chief Financial Officer beginning in 1994. Mr. Skinner also served as a partner with Ernst & Young from 1987 until 1991. Mr. Skinner has extensive leadership experience as Chief Financial Officer of large organizations and experience in accounting, finance, capital markets, strategic planning and risk management developed through his Chief Financial Officer and public accounting experience and has been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules.

        James M. Zimmerman was appointed to the Board of Directors of the Company in September 2007. Mr. Zimmerman is currently the Lead Independent Director and is also a member of the Finance Committee and Nominating and Corporate Governance Committee. He has served as a member of the Board of Directors of The Chubb Corporation since June 2008. Mr. Zimmerman retired from Federated Department Stores (Macy's) in February 2004 after serving for the previous six years as Chairman and Chief Executive Officer, and prior to that as President and Chief Operating Officer beginning in May 1988. Mr. Zimmerman has extensive executive experience in leading a large retail company and strong skills in retail operations, strategic planning and public company executive compensation. He also brings insights to our Board from his service on other public company boards.

        Unless otherwise directed in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by such proxy for the election of each of the director nominees. Each of the director nominees is presently a director of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE
ELECTION OF EACH DIRECTOR NOMINEE ABOVE FOR THE BOARD OF DIRECTORS.

Board Committees and Meetings

        The Board of Directors held four meetings during the fiscal year ended January 3, 2015. During 2014, each director attended 75% or more of the aggregate of the meetings of the Board of Directors and the meetings held by all committees of the Board on which such director served. The Board of Directors strongly encourages that directors make a reasonable effort to attend the Company's Annual Meeting. All of the then current members of the Board of Directors attended the Company's 2014 Annual Meeting of Stockholders, except Mr. Shroff who was unable to attend due to personal reasons.

        The Board of Directors has established four standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee. Each of these committees has a written charter approved by the Board. Copies of the charters can be obtained free of charge from the Company's web site, www.fossilgroup.com, by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (972) 234-2525.

        The committees on which the directors serve as of March 26, 2015 and the number of committee meetings held in fiscal 2014 are shown in the chart below.

Director	Audit Committee	Compensation Committee	Finance Committee	Nominating and Corporate Governance Committee
Elaine Agather	X	X
Jeffrey N. Boyer	X (Chairperson)		X
William B. Chiasson	X		X
Diane L. Neal		X		X
Thomas M. Nealon	X			X
Elysia Holt Ragusa		X		X (Chairperson)
James E. Skinner		X (Chairperson)	X (Chairperson)
James M. Zimmerman			X	X
Number of Committee Meetings in fiscal 2014:	9	7	5	4

        Audit Committee.    The functions of the Audit Committee are to:

  •
  appoint the Company's independent registered public accounting firm;

  •
  review the plan and scope of any audit of the Company's consolidated financial statements;

  •
  review the Company's significant accounting policies and other related matters;

  •
  review the Company's annual and quarterly reports and earnings releases;

  •
  oversee the surveillance of administration, disclosure and financial controls;

  •
  oversee the Company's compliance with legal and regulatory requirements;

  •
  oversee the Company's monitoring and enforcement of its Code of Conduct and Ethics;

  •
  review the qualifications and independence of any independent auditor of the Company; and

  •
  oversee the performance of the Company's internal audit function and the Company's independent auditors.

        Deloitte & Touche LLP, the Company's principal independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company's independent registered public accounting firm prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has adopted a procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. The Company's internal audit group reports directly to the Audit Committee on a quarterly basis.

        All members of the Audit Committee have been determined to be financially literate and to meet the appropriate Nasdaq and SEC standards for independence. See "Corporate Governance—Director Independence." The Audit Committee includes two independent directors, Messrs. Boyer and Chiasson, who have been determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules.

        Compensation Committee.    The functions of the Compensation Committee are to:

  •
  make recommendations to the Board of Directors regarding the compensation of the Company's executives;

  •
  produce annual reports on executive compensation for inclusion in the Company's proxy statement; and

  •
  oversee and advise the Board of Directors on the adoption of policies that govern, and to administer, the Company's compensation programs, including stock and benefit plans.

        All members of the Compensation Committee have been determined to meet the appropriate NASDAQ standards for independence. See "Corporate Governance—Director Independence." Further, each member of the Compensation Committee is a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        Finance Committee.    The functions of the Finance Committee are to oversee all areas of corporate finance for the Company, including capital structure, equity and debt financings, capital expenditures, cash management, banking activities and relationships, investments, foreign exchange activities, and share repurchase activities. All members of the Finance Committee have been determined to meet the Nasdaq standards for independence. See "Corporate Governance—Director Independence."

        Nominating and Corporate Governance Committee.    The functions of the Nominating and Corporate Governance Committee are to:

  •
  identify qualified individuals for membership on the Board of Directors;

  •
  recommend to the Board of Directors the director nominees for the next annual meeting of stockholders;

  •
  review the Company's corporate governance guidelines on an annual basis and recommend to the Board any changes deemed necessary or desirable; and

  •
  oversee the corporate governance affairs of the Board of Directors and the Company.

        The Nominating and Corporate Governance Committee's role includes periodically reviewing the compensation paid to non-employee directors and making recommendations to the Board for any adjustments. In addition, the Nominating and Corporate Governance Committee conducts an annual review of the Company's succession plans relating to the chairman and Chief Executive Officer positions. The Nominating and Corporate Governance Committee regularly reviews the purposes of the Board committees, recommends to the Board of Directors any necessary or desired changes to the purposes of such committees and whether any committees should be created or discontinued. All members of the Nominating and Corporate Governance Committee have been determined to meet the Nasdaq standards for independence. See "Corporate Governance—Director Independence."

Risk Oversight

        The Board of Directors takes an active role in overseeing management of the Company's risks through its review of risks associated with our operations and strategic initiatives and through each of the Board committees. As part of its oversight, the Board of Directors receives and reviews regular reports from members of senior management, including our Chief Risk Officer, who oversees our enterprise risk management program. Risk assessment results and mitigation plans for significant enterprise risks, such as financial, operational, security, business continuity, legal and regulatory risks, are developed and monitored by management, including management "risk owners". Significant enterprise risks and mitigation plans are also regularly reviewed by the Company's Executive Risk Committee. The Board implements its risk oversight function both as a whole and through committees, which play a significant role in carrying out risk oversight. Our full Board reviews information concerning enterprise risks through regular reports of each Board committee, including information regarding financial reporting, accounting and internal audit risk matters from the Audit Committee, corporate financial risk management from the Finance Committee, compensation-related risk from the Compensation Committee and governance-related risk from the Nominating and Corporate Governance Committee. In addition, our Audit, Compensation, Finance and Nominating and Corporate Governance Committees are comprised solely of independent directors and have responsibility for the review of certain risks as defined in their governing documents.

Report of the Audit Committee

        The following is the report of the Audit Committee with respect to the Company's audited consolidated financial statements for the fiscal year ended January 3, 2015, which includes the consolidated balance sheets of the Company as of January 3, 2015 and December 28, 2013, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the three fiscal years in the period ended January 3, 2015, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed with the SEC" or subject to the liabilities of Section 18 of the Exchange Act nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Review and Discussions with Management

        The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

        The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees" that includes, among other items, matters related to the conduct and the results of the audit of the Company's consolidated financial statements.

        The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from the Company.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2015.

AUDIT COMMITTEE Jeffrey N. Boyer, Chairperson Elaine Agather William B. Chiasson Thomas M. Nealon

Corporate Governance

        The Company, with the oversight of the Board of Directors and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. Copies of the Company's Corporate Governance Guidelines can be obtained free of charge from the Company's web site, www.fossilgroup.com, by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (972) 234-2525.

Director Independence

        The standards relied upon by the Board of Directors in affirmatively determining whether a director is "independent" in compliance with the rules of the Nasdaq are comprised, in part, of those objective standards set forth in the Nasdaq Marketplace Rules, which include the following bright line rules: (i) a director who is or was at any time during the past three years an employee, or whose immediate family member (defined as a spouse, parent, child, sibling, whether by blood, marriage or adoption, and anyone sharing the director's home) is or was at any time during the past three years an executive officer of the Company, would not be independent; (ii) a director who received, or whose immediate family member received, from the Company compensation of more than $120,000 during any twelve consecutive months within the three years preceding the determination of independence, except for certain permitted payments, would not be independent; (iii) a director who is or who has an immediate family member who is, a current partner of the Company's outside auditor or who was, or who has an immediate family member who was, a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years would not be independent; (iv) a director who is, or whose immediate family member is, employed as an executive officer of another entity where at any time during the past three years any of the Company's executive officers served on the compensation committee would not be independent; and (v) a director who is, or who has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of any organization that, in the current or any of the past three fiscal years, has made payments to, or received payments from, the Company for property or services in an amount that, in any single fiscal year, exceeds the greater of $200,000, or 5% of such recipient's consolidated gross revenues, except for permitted payments, would not be independent.

        The Board of Directors, in applying the above-referenced standards, has affirmatively determined that our current directors Elaine Agather, Jeffrey N. Boyer, William B. Chiasson, Diane L. Neal, Thomas M. Nealon, Elysia Holt Ragusa, James E. Skinner and James M. Zimmerman are "independent." As part of the Board's process in making such determination, each such director provided written assurances that all of the above-cited objective criteria for independence are satisfied and such director has no other "material relationship" with the Company that could interfere with such director's ability to exercise independent judgment.

Board Leadership Structure

        The Board is committed to promoting effective, independent governance of the Company. The Board strongly believes it is in the best interests of the stockholders and the Company for the Board to have the flexibility to select the best director to serve as chairman at any given time, regardless of whether that director is an independent director or the Chief Executive Officer. Consequently, our Corporate Governance Guidelines allow the Board to determine whether to separate or combine the roles of the chairman and Chief Executive Officer.

        To help ensure the independence of the Board, our Corporate Governance Guidelines require that, when the chairman is a member of management, the Lead Independent Director shall assume certain responsibilities pertaining to the operation of the Board. The Lead Independent Director presides over all executive sessions of the non-management directors and other meetings of the Board in the absence of the chairman of the Board, serves as the principal liaison to the non-management directors and consults with the Chief Executive Officer regarding information to be sent to the Board, meeting agendas and establishing meeting schedules. In order to give a significant voice to our non-management directors, our Corporate Governance Guidelines also provide that the non-management directors of the Company meet regularly in executive session. The Company's independent directors held four formal meetings without management during fiscal 2014.

        Currently, the Board has determined that it is in the best interests of the stockholders and the Company for Mr. Kartsotis to serve as our chairman as well as our Chief Executive Officer. Since May 2013, Mr. James M. Zimmerman has been our Lead Independent Director.

        The Board believes that this structure is effective and best for the Company at this point in time for several reasons. Mr. Kartsotis joined the Company in 1988 and has been a director since 1990. He holds a significant number of shares of our Common Stock, and since 2005 he has refused all forms of compensation for his service as an executive officer, expressing his belief that his primary compensation is met by continuing to drive stock price growth. The Board believes that as a long-term executive officer, director and significant stockholder, Mr. Kartsotis is well qualified to serve as our chairman and Chief Executive Officer, and his interests are sufficiently aligned with the Company's stockholders. Mr. Kartsotis has extensive experience and knowledge of the Company and the fashion retailing industry and substantial sales, marketing and merchandising experience. The Board believes the Company has been well-served by this leadership structure and by Mr. Kartsotis' service. Mr. Kartsotis is the person with primary responsibility for our day-to-day operations and the execution of our strategies. Since our performance is one of the most important topics at Board meetings, it makes sense for Mr. Kartsotis to chair such discussions. This allows him to highlight important issues without unnecessary procedural delay. It also allows him to provide the proper context and background, including access to members of management and Company and industry reports, for each issue considered by the Board. Such background material is important given our size and complexity and the competitive nature of our industry. Mr. Kartsotis' extensive knowledge of the Company and involvement with day-to-day activities also helps ensure effective risk oversight for the Company. Mr. Kartsotis adheres to an "open door" policy in his communications with Board members and talks frequently with Board members. Furthermore, Board members are encouraged to freely communicate with any member of management at any time. The Board also believes it has been beneficial, in terms of its relationship with employees, stockholders, customers, business partners and others, to provide a single voice for the Company through Mr. Kartsotis. Having one person serve as both our chairman and Chief Executive Officer demonstrates for our employees, stockholders, customers, business partners and others that the Company is under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. Having a single leader for both the Company and the Board of Directors eliminates the potential for confusion or duplication of efforts, and provides clear leadership for our Company. In addition, in Mr. Kartsotis, the Board has found an effective leader who is able to facilitate open and productive discussion, effectively utilize each individual director's unique perspective and expertise, lead the Board in innovative and creative problem solving and, by virtue of his personal ownership in the Company, to represent the interests of our stockholders as a whole.

Director Nomination Policy

        The Company has a standing Nominating and Corporate Governance Committee consisting entirely of independent directors. Each director nominee was recommended to the Board by the Nominating and Corporate Governance Committee for selection.

        The Nominating and Corporate Governance Committee will consider all proposed nominees for the Board of Directors, including those put forward by stockholders. Stockholder nominations should be addressed to the Nominating and Corporate Governance Committee in care of Randy S. Hyne, Vice President, General Counsel and Secretary, at the address appearing on the first page of this Proxy Statement, in accordance with the provisions of the Company's Bylaws. The Nominating and Corporate Governance Committee annually reviews with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and Company circumstances. In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers all factors it considers appropriate, which may include experience, accomplishments, education, understanding of the business and the industry in which the Company operates, specific skills, general business acumen and the highest personal and professional integrity. Generally, the Nominating and Corporate Governance Committee will first consider current Board members because they meet the criteria listed above and possess an in depth knowledge of the Company, its history, strengths, weaknesses, goals and objectives. This level of knowledge has proven very valuable to the Company. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

        The Board and the Nominating and Corporate Governance Committee aim to assemble a diverse group of Board members and believe that no single criterion such as gender or minority status is determinative in obtaining diversity on the Board. The Board defines diversity as differences of viewpoint, professional experience, education and skills such as a candidate's range of experience serving on other public company boards, the balance of the business interest and experience of the candidate as compared to the incumbent or other nominated directors, and the need for any particular expertise on the Board or one of its committees.

Codes of Business Conduct and Ethics

        The Company has adopted a Code of Conduct and Ethics that applies to directors, officers and other employees of the Company and its subsidiaries. In addition, the Company has adopted a Code of Ethics for Senior Financial Officers, which includes the Company's principal executive officer, principal financial officer, and principal accounting officer. Violations of these codes may be reported to the Audit Committee. Copies of the codes can be obtained free of charge from the Company's web site, www.fossilgroup.com, by contacting the Company at the address appearing on the first page of this Proxy Statement to the attention of Investor Relations, or by telephone at (972) 234-2525. The Company intends to post any amendments to, or waivers from, its Code of Conduct and Ethics or Code of Ethics for Senior Financial Officers that apply to its principal executive officer, principal financial officer, and principal accounting officer on its web site at www.fossilgroup.com.

Pledging of Company Securities

        The Company has an Insider Trading Policy that applies to all directors, officers and employees of the Company and its subsidiaries. Under this policy, directors and executive officers may not pledge, hypothecate, or otherwise encumber Company securities as collateral for indebtedness. This prohibition includes, but is not limited to, holding such securities in a margin account.

Communication with the Board of Directors

        A stockholder who wishes to communicate with the Board of Directors, or specific individual directors, including the non-management directors as a group, may do so by writing to such director or directors in care of Randy S. Hyne, Vice President, General Counsel and Secretary, at the address appearing on the first page of this Proxy Statement. Communication(s) directed to members of the Board who are employees will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

Executive Officers

        The name, age, current position with the Company, and principal occupation during the last five years of (i) Mr. Kartsotis and the year he first became an executive officer of the Company is set forth above under the caption "Election of Directors—Directors and Nominees," and (ii) with respect to each remaining executive officer is set forth in the following table and text:

Name	Age	Position
Darren E. Hart	52	Executive Vice President, Human Resources
Jennifer L. Pritchard	56	President, Skagen
Dennis R. Secor	52	Executive Vice President, Chief Financial Officer and Treasurer
John A. White	43	Executive Vice President and Chief Operating Officer

        Darren E. Hart has served as Executive Vice President, Human Resources, since June 2011. From 2001 until June 2011, Mr. Hart served in various roles for Limited Brands, an international company that sells personal care and beauty products, apparel and accessories. At Limited Brands, Mr. Hart most recently served as Executive Vice President for Bath & Body Works, a national retailer of personal care products. From 2001 until 2005, Mr. Hart served as Director of Leadership and Organizational Development for Victoria's Secret Stores, a global retailer of intimate apparel, sleepwear, hosiery and other apparel and beauty products. From 2005 until 2006, he served as Vice President of HR for Stores for Limited Brands, and from 2006 until 2007, he served as Senior Vice President of HR for Retail Operations for Limited Brands.

        Jennifer L. Pritchard has served as President, Skagen since July 2013. From September 2006 until July 2013, Ms. Pritchard served as President, Retail Division. From January 2004 until March 2006, she served as President of Arden B., a division of Wet Seal, Inc., a specialty retailer of apparel and accessory items. Prior to that, from October 2002 until January 2004, Ms. Pritchard served as President of Zutopia, another division of Wet Seal, and from April 2001 until October 2002, she served as Executive Vice President Product Development and Marketing of Tex 38, LLC, a Hong-Kong based design and production company.

        Dennis R. Secor has served as Executive Vice President, Chief Financial Officer and Treasurer since December 2012. From July 2006 until December 2012, Mr. Secor served as Senior Vice President and Chief Financial Officer for Guess?, Inc., a national retailer of contemporary apparel, denim, handbags, watches, footwear and other fashion accessories. From August 2004 until July 2006, Mr. Secor served as Vice President and Chief Financial Officer for Electronic Arts (Canada), Inc., a Canadian video game developer.

        John A. White has served as Executive Vice President and Chief Operating Officer since September 2012. From March 2007 until September 2012, Mr. White served in various roles for Pandora, A/S ("Pandora") , a global jewelry company headquartered in Denmark. At Pandora, Mr. White most recently served as President of Pandora North America, a division of Pandora. Prior to joining Pandora, Mr. White served as a Strategy Consultant for the Operations and Supply Chain Strategy and Design Team for Booz -- Allen -- Hamilton from April 2006 until March 2007.

FISCAL 2014 DIRECTOR COMPENSATION TABLE

        The following table provides information regarding director compensation during fiscal 2014.

Name(1)(2)	Fees Earned or Paid in Cash ($)(3)(4)	Stock Awards ($)(5)	Total ($)
Elaine Agather	95,750	119,982	215,732
Jeffrey N. Boyer	97,750	119,982	217,732
William B. Chiasson	77,500	119,982	197,482
Diane L. Neal	75,000	119,982	194,982
Thomas M. Nealon	77,032	119,982	197,014
Mark D. Quick	59,250	119,982	179,232
Elysia Holt Ragusa	87,500	119,982	207,482
Jal S. Shroff	57,750	119,982	177,732
James E. Skinner	89,718	119,982	209,700
James M. Zimmerman	95,500	119,982	215,482

(1)
Mr. Kartsotis was a director and Named Executive Officer during fiscal 2014. Mr. Kartsotis did not receive any additional compensation for services as a director. As such, information about his compensation is listed in the Fiscal 2014, 2013 and 2012 Summary Compensation Table below.

(2)
Our directors' outstanding equity awards as of fiscal year end 2014 were as follows: Ms. Agather—1,189 restricted stock units; Mr. Boyer—1,189 restricted stock units; Mr. Chiasson—1,189 restricted stock units; Ms. Neal—1,189 restricted stock units; Mr. Nealon—1,189 restricted stock units; Mr. Quick—3,610 restricted stock units and 52,073 shares of common stock issuable upon the exercise of SARs; Ms. Ragusa—5,000 options and 1,189 restricted stock units; Mr. Shroff—1,189 restricted stock units; Mr. Skinner—15,000 options and 1,189 restricted stock units; and Mr. Zimmerman—6,750 options and 1,189 restricted stock units.

(3)
Includes retainer fees and, prior to June 30, 2014, fees earned for attendance at Board meetings and committee meetings.

(4)
The following amounts included in the fees listed were earned in fiscal 2014, but not paid until fiscal 2015: Ms. Agather—$25,000; Mr. Boyer—$26,250; Mr. Chiasson—$21,250; Ms. Neal—$20,000; Mr. Nealon—$21,250; Mr. Quick—$15,000; Ms. Ragusa—$23,750; Mr. Shroff—$15,000; Mr. Skinner—$23,750; and Mr. Zimmerman—$26,250.

(5)
Consists of an award of restricted stock units granted pursuant to the Company's 2008 Long-Term Incentive Plan (the "2008 Incentive Plan") to each director on May 21, 2014. All awards vest 100% on the earlier of (i) the next annual stockholders meeting or (ii) one year from the date of grant. The amounts shown were not actually paid to the directors. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of the restricted stock units awarded to each of them in fiscal 2014. These values were determined in accordance with Financial Accounting

  Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). See Note 15, Employee Benefit Plans under the subheading entitled "Restricted Stock and Restricted Stock Units" in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2014 for a discussion of our determination of the aggregate grant date fair value of these awards. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

  Director Compensation

          Cash Compensation.    The following table shows the annual cash retainers paid to non-employee directors, committee chairpersons and committee members in fiscal 2014 through June 30, 2014. Non-employee directors who join the Board during the year receive a pro-rated annual cash retainer.

Position	Amount
Non-Employee Director	$52,500
Lead Independent Director	$17,500
Audit Committee Chairperson	$20,000
Audit Committee Member	$2,500
Compensation Committee Chairperson	$15,000
Nominating and Corporation Governance Committee Chairperson	$10,000
Finance Committee Chairperson	$10,000

          Each non-employee director also received a fee of $1,500 for each in-person Board meeting, and each committee member received a fee of $1,250 for each in-person committee meeting. Each non-employee director and committee member received a fee of $1,000 for each telephonic Board or committee meeting in excess of one hour. Payment is made for each Board and committee meeting attended even if a non-employee director attends more than one Board or committee meeting on the same day. The Company also reimbursed its directors for ordinary and necessary travel expenses incurred in attending such meetings.

          The following table shows the annual cash retainers paid to non-employee directors, committee chairpersons and committee members in fiscal 2014 effective July 1, 2014.

Position	Amount
Non-Employee Director	$60,000
Lead Independent Director	$25,000
Audit Committee Chairperson	$20,000
Audit Committee Member	$15,000
Compensation Committee Chairperson	$15,000
Compensation Committee Member	$10,000
Nominating and Corporation Governance Committee Chairperson	$15,000
Nominating and Corporation Governance Committee Member	$10,000
Finance Committee Chairperson	$15,000
Finance Committee Member	$10,000

          In connection with the increases in retainers effective July 1, 2014 reflected in the above table, the Company discontinued the payment of all meeting fees for Board and committee meetings.

          Stock Awards.    Prior to 2008, the Company made grants of stock options to non-employee directors pursuant to the Company's 1993 Non-employee Director Stock Option Plan. That plan was terminated when the 2008 Incentive Plan was adopted in May 2008, and the Company commenced granting stock options to non-employee directors under the 2008 Incentive Plan. The terms of the 1993 Non-employee Director Stock Option Plan continue to govern outstanding grants made under it prior to its termination. Effective January 2010, the Board terminated its practice of granting stock options to non-employee directors and instead grants restricted stock units. Each outside director of the Company who does not elect to decline to participate in the 2008 Incentive Plan is automatically granted restricted stock units as follows: (1) on the date of the annual stockholders meeting, each outside director is automatically granted restricted stock units with a fair market value of $120,000, which restricted stock units will vest 100% on the earlier of (i) the date of the next annual stockholders meeting or (ii) one year from the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date; and (2) each individual who first becomes an outside director is automatically granted a one-time grant, effective as of the date of appointment, equal to the grant he or she would have received if he or she had been elected at the previous annual stockholders meeting, pro-rated based on the number of days such director will actually serve before the one-year anniversary of such previous annual stockholders meeting, which restricted stock units will vest 100% one year from the date of grant, provided the outside director is providing services to the Company or a subsidiary on that date. Notwithstanding the foregoing, in the event of an outside director's termination of service due to his or her death, all unvested restricted stock units will immediately become 100% vested. Restricted stock units are awarded subject to such terms and conditions as established by the Compensation Committee, which may include the requirement that the holder forfeit the restricted stock units upon termination of service during the period of restriction.

          The Compensation Committee is responsible for the administration of the 2008 Incentive Plan. The 2008 Incentive Plan provides that the Compensation Committee may make certain adjustments to the exercise price and number of shares subject to awards in the event of a dividend or other distribution, recapitalization, stock split, reorganization, merger or certain other corporate transactions. Subject to certain limitations, the Compensation Committee is authorized to amend the 2008 Incentive Plan as it deems necessary, but no amendment may adversely affect the rights of a participant with respect to an outstanding award without the participant's consent.

COMPENSATION DISCUSSION AND ANALYSIS

          This section contains a discussion of the material elements of compensation awarded to, earned by or paid to (i) our Chief Executive Officer ("CEO"), (ii) our Chief Financial Officer and (iii) our three other most highly compensated executive officers who were serving as executive officers as of January 3, 2015. These individuals are referred to as the "Named Executive Officers" in this Proxy Statement.

  Executive Summary

          Our goal for our executive compensation program is to attract, motivate and retain executive officers, while aligning the interests of our executives with the interests of our stockholders. Compensation for our Named Executive Officers is comprised of a mix of base salary, annual cash incentive awards and long-term equity incentive awards. A substantial amount of each Named Executive Officer's total compensation is performance-based and linked to our operating performance.

          For fiscal 2014, Mr. Kartsotis, our CEO, continued to refuse all forms of compensation, expressing his belief that, given his level of stock ownership, his primary compensation is met by continuing to drive stock price growth, thereby aligning his interests with stockholders' interests. As a result, the following references to Named Executive Officers in this Compensation Discussion and Analysis do not include Mr. Kartsotis.

          In setting fiscal 2014 base salary and equity awards for the Named Executive Officers, our Compensation Committee considered our overall fiscal 2013 financial performance, the individual contributions of the Named Executive Officers to our overall fiscal 2013 financial performance, individual performance appraisals of the Named Executive Officers for fiscal 2013 and benchmarking data of our industry peer group. In addition, under the Fossil Group, Inc. 2010 Cash Incentive Plan (the "2010 Cash Incentive Plan"), cash bonus amounts for our Named Executive Officers were based on our fiscal 2013 financial performance and individual performance appraisals of the Named Executive Officers for fiscal 2013.

          Our financial performance for fiscal 2013 was strong once again. We reported record levels of operating income for fiscal 2013, driven by sales growth across our business segments. Financial highlights as reported for fiscal 2013 included:

  •
  net sales increased 14.1% to $3.3 billion, compared to $2.9 billion in fiscal 2012;

  •
  gross profit increased 15.9% to $1.9 billion, compared to $1.6 billion in fiscal 2012;

  •
  operating income increased 14.9% to $561.6 million, compared to $488.8 million in fiscal 2012;

  •
  net income increased 10.1% to $378.2 million, compared to $343.4 million in fiscal 2012; and

  •
  diluted earnings per share increased 17.4% to $6.56 per diluted share on 57.7 million shares, compared to $5.59 per diluted share on 61.4 million shares.

        The Compensation Committee's fiscal 2014 compensation decisions reflected our record fiscal 2013 results. As a result, in fiscal 2014, the Compensation Committee approved:

  •
  base pay increases ranging from 3.2% to 10.0% for our Named Executive Officers based on an analysis of peer group companies and comparative, competitive compensation packages;

  •
  grants of restricted stock units and stock appreciation rights, each with a cash value on the date of grant between 70% and 86% of the Named Executive Officer's total cash compensation, consistent with our pay-for-performance compensation philosophy;

  •
  bonuses ranging from 75% to 100% of the Named Executive Officer's base salary; and

        In fiscal 2014, the Compensation Committee also set operating income target thresholds for fiscal 2014 cash incentive awards at $570 million, $601 million, $620 million and $632 million for payouts of 10%, 50%, 100% and 150%, respectively, of each Named Executive Officer's eligible cash incentive bonus amount as determined by such Named Executive Officer's 2014 performance rating.

        Fiscal 2014 was another year of record net sales for us. However, our operating income increased only 1%. As a result, we did not achieve the minimum threshold for a payout under our 2010 Cash Incentive Plan. Our Named Executive Officers, therefore, did not receive any bonus payments for fiscal 2014 performance under our 2010 Cash Incentive Plan.

Compensation Program

Compensation Program Objectives and Philosophy

        Our compensation objectives are to maintain competitive pay practices that will enable us to attract, retain and reward executives who are capable of leading us in achieving our strategic business objectives. To meet these goals, we use base salary, performance-based short-term cash incentive compensation and long-term equity-based incentive awards. We believe this mix of short-term and long-term compensation rewards and reinforces the value-added contributions and attainment of performance objectives that aid us in achieving profitability goals and creating stockholder value. A significant portion of senior management's compensation is equity-based in order to emphasize the link between executive compensation and the creation of stockholder value as measured by increases in the price of our shares of Common Stock.

        We utilize external benchmarking data and a comparable industry peer group to establish competitive total compensation pay practices that are appropriate for our industry. We evaluate our executives' compensation on an annual basis and make changes accordingly. We also take into consideration current economic conditions and our financial projections. We target overall compensation for a Named Executive Officer achieving an "exceeds expectations" performance rating to be around the 50th percentile of the companies that we believe comprise our industry peer group and with whom we believe we principally compete for executive officer candidates. However, compensation may be set higher when considered necessary to attract or retain key executives or when an executive consistently achieves "outstanding" or "exceeds expectations" performance ratings.

        Although substantial portions of our compensation program are performance-based, we do not believe that the risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on our company. In making this determination, our Executive Vice President of Human Resources (the "EVP of HR") and our Compensation Committee evaluated the risk profile of the Company's compensation programs and policies. In performing this evaluation, the EVP of HR and the Compensation Committee looked at each element of compensation and the associated risks and mitigating factors for each element of compensation. Specifically, the evaluation included the mix of short-term and long-term incentive compensation, extended vesting periods for long-term equity awards, the mix of corporate and specific business unit measures used in assessing performance, the use of multiple performance review criteria, the Compensation Committee's discretion in making individual awards and caps on individual compensation awards.

Overview of Compensation Program Design

        Our compensation program is designed to achieve our objectives of attracting, retaining and motivating employees and rewarding them for achievements that we believe will bring us success and create stockholder value. This program is designed to be competitive with the companies in the industry with which we compete for talent. A significant portion of the compensation for our Named Executive Officers includes annual long-term equity awards that have extended vesting periods. The purpose of these awards is to serve as both a retention tool and incentive mechanism that will encourage recipients to remain with us and create value for both the award recipient and our stockholders.

        In the first quarter of fiscal 2014, our Compensation Committee considered the following factors in establishing the base salary and long-term equity incentive compensation of our Named Executive Officers for fiscal 2014:

  •
  Our overall operating performance during fiscal 2013 and the contributions of the Named Executive Officers with respect to: (i) our overall performance; (ii) the results of each division and whether such division achieved its sales and/or expense goals; and (iii) the results of each division as compared to the budget for that division.

  •
  Individual performance appraisals of the Named Executive Officers and their contributions in furtherance of our performance goals in fiscal 2013 and other objectives as established by our CEO and the Compensation Committee, including a subjective evaluation of each Named Executive Officer's (i) vision and strategic direction with respect to his or her individual business responsibilities; (ii) ability to inspire and influence others; (iii) development of subordinates; (iv) execution of assigned tasks; and (v) ability to perform above and beyond the required scope and responsibilities of his or her enumerated role.

  •
  The compensation packages for executives who have similar positions and levels of responsibility at other companies in our industry peer group and relevant market benchmarking data.

Compensation Decision-Making

The Compensation Committee

        The Compensation Committee is appointed by the Board to exercise the Board's authority to compensate the executive management team and administer our stock-based and incentive compensation plans. The Compensation Committee typically meets in separate sessions at least on a quarterly basis. In addition, the Compensation Committee sometimes schedules special meetings or non-meeting "work sessions," either by telephone or in person, as necessary to fulfill its duties. Meeting agendas are established by the chairperson after consultation with other members of the Compensation Committee, the EVP of HR and Mr. Kartsotis, our CEO. The current members of the Compensation Committee are Mr. Skinner, who serves as chairperson, Ms. Agather, Ms. Neal and Ms. Ragusa. Each of these Compensation Committee members served on the Compensation Committee during all of fiscal 2014, except Mr. Skinner who was appointed to the Compensation Committee in May 2014. The Compensation Committee's full responsibilities with respect to our compensation practices are set forth in its charter and summarized above under "Board Committees and Meetings—Compensation Committee."

        In late 2013, the Compensation Committee again engaged Frederic W. Cook & Co., Inc. ("FWC") to assist the Compensation Committee and management in reviewing and determining appropriate, competitive compensation for our executive officers for fiscal 2014. The Compensation Committee has engaged FWC since 2009 and believes FWC's familiarity with the Company and its compensation policies allows FWC to provide more meaningful insights to the Compensation Committee. FWC also reviewed the design and competitiveness of the Company's non-employee director compensation program. FWC has continued to provide to us, at our request, benchmarking, best practices and other data relevant to our compensation programs and changes thereto. In fiscal 2014, FWC did not provide any other services to us.

        The Compensation Committee determined that the work of FWC did not raise any conflicts of interest in fiscal 2014. In making this assessment, the Compensation Committee considered the independence factors enumerated in new Rule 10C-1(b) under the Exchange Act, including the fact that FWC does not provide any other services to the Company, the level of fees received from the Company as a percentage of FWC's total revenue, policies and procedures employed by FWC to prevent conflicts of interest, and whether the individual FWC advisers to the Compensation Committee own any stock of the Company or have any business or personal relationships with members of the Compensation Committee or our executive officers.

Role of Executives in Establishing Compensation

        Our CEO, other members of management (particularly the EVP of HR), and Compensation Committee members regularly discuss our compensation issues and the performance and retention of our Named Executive Officers. Mr. Kartsotis with the assistance of the EVP of HR typically recommends to the Compensation Committee for its review, modification and approval the annual base salary, bonus and equity awards (if any) for the other members of the executive management team.

        The Compensation Committee would typically establish the base salary, bonus and equity incentive awards for the CEO, Mr. Kartsotis. However, Mr. Kartsotis again refused all forms of compensation for fiscal 2014. Mr. Kartsotis is one of the initial investors in our company and expressed his belief that his primary compensation is met by continuing to drive stock price growth.

        Certain members of the executive management team and other employees regularly attend portions of Compensation Committee meetings in order to provide information and recommendations to the Compensation Committee as requested, although the Compensation Committee meets in executive session with only Compensation Committee members present when it deems appropriate. The CEO attended a portion of all but two of the Compensation Committee's formal meetings during fiscal 2014.

Use of Performance Rating

        Each Named Executive Officer's performance is evaluated annually in a performance review. The performance review leads to a performance rating, determined on the basis of both business metrics, which are quantitative measures of our performance and positioning, and position competencies, which are qualitative measures of individual performance and talent. Some of the business metrics include net sales, operating expense leverage, operating income, and gross margin. Some of the position competencies that are evaluated for each Named Executive Officer include setting direction and vision for the organization, cultivating corporate culture, managing resources, driving execution, decision making, leading communications, inspiring creativity and change, resolving conflict and collaborating, identifying and maximizing talent, coaching and developing, scorekeeping, and teambuilding. The overall performance review rating is used in determining base salary increases, short-term incentive payouts and the size of any equity grants.

        Performance ratings for each Named Executive Officer range from "outstanding," "exceeds expectations," "meets expectations," "improvement needed" to "unsatisfactory." The Compensation Committee and CEO review the qualitative and quantitative measures and subjectively determine the appropriate performance rating. The Compensation Committee and CEO do not assign any specific weights to the various qualitative and quantitative factors nor do they use any formulas to determine the appropriate performance rating. In addition, no one qualitative or quantitative factor is material to the ultimate determination of each Named Executive Officer's performance rating.

        During the first quarter of fiscal 2014, the Compensation Committee considered each Named Executive Officer's 2013 performance appraisal in setting his or her base salary and equity incentive awards for fiscal 2014. For fiscal 2013, Mr. Hart and Mr. Secor received an "outstanding" performance rating and each of Mr. White and Ms. Pritchard received an "exceeds expectations" performance rating.

Use of Industry Comparative Data

        We operate in a highly competitive industry and retaining qualified personnel is critical to operating a successful business. As a result, we gather as much information as possible about the total compensation levels and practices at other companies in our industry peer group. Determining the companies to use for this comparison is a complex task. Because some of our competitors are not publicly traded, it is difficult to obtain information about their specific executive positions that are comparable to those of our executives. With the help of the Human Resources Department and FWC, the Compensation Committee has developed a peer group of companies that it reviews. The Compensation Committee reviews the group annually and makes any necessary adjustments. The peer group is comprised so that the median revenue size of the peer group is at or close to our annual revenue. In fiscal 2014, the peer group consisted of the following 15 companies:

Abercrombie & Fitch Co.	Columbia Sportswear Company	Ralph Lauren Corporation
American Eagle Outfitters, Inc.	Deckers Outdoor Corporation	Under Armour, Inc.
Ann Inc.	Guess?, Inc.	Urban Outfitters Inc.
Chicos FAS, Inc.	Michael Kors Holdings Limited	VF Corporation
Coach, Inc.	PVH Corp.	Wolverine World Wide, Inc.

        The Human Resources Department, with the assistance of FWC, obtains relevant data for each company from that company's SEC filings or as otherwise available. In addition, the Human Resources Department utilizes executive compensation surveys to benchmark comparable positions.

        The data reviewed by the Compensation Committee in setting fiscal 2014 compensation included compensation information for each of the named executive officers identified by each company as well as each company's financial performance data. From this company-specific information as well as the surveys reviewed, our EVP of HR presented the data to the Compensation Committee by each compensation element. This data provided visibility into how the compensation of each of our Named Executive Officers compared to his or her peer group counterpart with respect to each compensation component and total compensation. The Compensation Committee evaluated base salaries, target bonuses, actual bonuses, stock option awards, restricted stock awards, and any other equity or incentive programs for which we could obtain data. The Compensation Committee did not assign any particular weights or formulas to the individual elements of compensation at peer companies or shown in the surveys. Rather, the Compensation Committee evaluated the compensation of each of the Named Executive Officers in light of the totality of the information reviewed for their peers.

Other Compensation Policies

        Consistent with our compensation philosophies described above, our goal for fiscal 2014 was to provide each Named Executive Officer with an executive compensation program that was appropriate to our business, as well as competitive with the compensation paid to comparable executives in our industry peer group.

        Historically, the Compensation Committee has not used a pre-established policy or target for allocating between either cash and non-cash or short-term and long-term incentive compensation. The CEO reviews information, surveys and other information he considers relevant, which includes information from FWC, to determine the appropriate level and mix of incentive compensation for each Named Executive Officer and make recommendations to the Compensation Committee, which also has access to the background material reviewed by the CEO. The portion of an executive's total compensation that is contingent upon our performance tends to increase commensurate with the executive's position within the Company. This approach is designed to provide more upside potential and downside risk for executives in more senior positions.

        We attempt to ensure that both cash and equity components of total compensation are tax deductible, to the maximum extent possible and applicable, by the use of stockholder-approved plans that are intended to comply, to the extent practicable, with Section 162(m) of the Code. In fiscal 2010, upon recommendation of the Compensation Committee, the Board of Directors adopted, and our stockholders approved, the 2010 Cash Incentive Plan, which formalized our annual cash incentive award program and made it compliant with Section 162(m) of the Code.

        For fiscal 2014, our compensation program was structured to provide each Named Executive Officer with the opportunity to earn, through a combination of base salary and bonus target awards, total cash compensation around the 50th percentile of our industry peer group for an "exceeds expectations" performance rating. We also attempted to ensure that a substantial amount of each Named Executive Officer's total compensation was performance-based, was linked to our operating performance, and derived its long-term value from the market price of our Common Stock.

        For 2015, upon recommendation of the Compensation Committee, the Board of Directors has adopted, subject to stockholder approval, the Fossil Group, Inc. 2015 Cash Incentive Plan. Information regarding the 2015 Cash Incentive Plan is set forth under "Approval of the Fossil Group, Inc. 2015 Cash Incentive Plan (Proposal 3)."

Stockholder Say-on-Pay Votes

        Following our 2014 Annual Meeting of Stockholders, the Compensation Committee also considered the advisory vote of our stockholders on executive compensation when reviewing our compensation decisions and policies. Of those stockholders voting, on an advisory basis, for or against the proposal, approximately 99% voted to approve our executive compensation. The Compensation Committee believes this affirms stockholders' support of our approach to executive compensation and did not change its approach in fiscal 2014. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for the Named Executive Officers.

Elements of Compensation

        During fiscal 2014, our Named Executive Officer compensation program included four components: (i) base salary; (ii) a performance-based short-term cash bonus program; (iii) the grant of long-term equity incentives in the form of stock-settled stock appreciation rights and restricted stock units; and (iv) other compensation and employee benefits generally available to all of our employees, such as health insurance, group life and disability insurance and participation in our 401(k) plan. During fiscal 2014, Mr. Kartsotis again refused all forms of compensation.

Base Salaries

        Annually, the CEO reviews and recommends to the Compensation Committee individual salaries for the Named Executive Officers. In reviewing the CEO's recommendations and determining individual salaries, the Compensation Committee considers the scope of job responsibilities, individual performance and contributions, as well as our overall performance and annual budget guidelines for merit increases. The Compensation Committee's objective is to award base compensation levels for each Named Executive Officer around the median for the comparable position within our industry peer group based upon market data and assuming the Named Executive Officer merits an "exceeds expectations" performance rating. However, salaries may be set higher when considered necessary to attract or retain key executives or when an executive consistently achieves "outstanding" or "exceeds expectations" performance ratings. Base salaries are reviewed annually and adjustments are based on both financial and non-financial results. Typically, adjustments to salaries are made in the first quarter of each fiscal year during our performance review process.

        For fiscal 2014, based on an analysis of our peer group companies, comparative, competitive compensation packages and our fiscal 2013 operating performance, our CEO recommended to the Compensation Committee base pay increases of 3.2% to 10.0% for our Named Executive Officers. The Compensation Committee approved the recommended increases.

        The following table shows the base salary for each Named Executive Officer in fiscal 2014 and 2013 and the percentage change year-over-year:

Name	Fiscal 2014	Fiscal 2013	Change
Darren E. Hart	$575,000	$540,000	6.5%
Jennifer L. Pritchard	$650,000	$630,000	3.2%
Dennis R. Secor	$550,000	$500,000	10.0%
John A. White	$630,000	$610,000	3.3%

Short-Term Annual Cash Incentive and Retention Awards

        General.    The 2010 Cash Incentive Plan is a performance-based annual cash incentive plan that links cash incentive awards to achieving pre-established performance goals. For fiscal 2014, award opportunities were determined based upon two performance-based measures: (i) the Named Executive

Officer's overall performance rating based on fiscal 2014 performance, and (ii) achievement of our fiscal 2014 operating income targets. The same criteria were used for all other employees eligible to participate in the incentive plan.

        For fiscal 2014, each Named Executive Officer was eligible for a payout under the plan ranging from 0% of base salary for a "needs improvement" performance rating to 100% of base salary for an "outstanding" performance rating. We refer to this as the "Performance Rating Percentage." Once the Performance Rating Percentage is determined, the actual cash incentive amounts are paid based on the extent to which our operating income targets are achieved. The actual cash incentive amounts range from 10% to 150% of the eligibility amount determined by the performance rating. We refer to this as the "Bonus Payout Percentage." In fiscal 2014, the Compensation Committee did not change the Performance Rating Percentages, but did increase the maximum Bonus Payout Percentage to 150% from 110% in fiscal 2013. The Bonus Payout Percentage was increased based on our review of external benchmarking data and the pay practices of our industry peer group in order to keep our compensation practices competitive.

        Operating income targets are pre-approved by the Compensation Committee in our first fiscal quarter and include a threshold for initial payout, midpoint and maximum payment targets. For example, if our Chief Operating Officer received an "outstanding" performance rating, he or she would be eligible for a cash incentive award equal to 100% of base salary, but would only be paid 50% of the amount if we achieved operating income levels at the 50% payout level. Cash incentive awards are paid only if our operating income threshold is achieved and the employee's performance rating is at least a "meets expectations." The calculation of bonus amounts described above can be summarized by the following formula:

        Named Executive Officer Bonus Amount = Named Executive Officer Salary × Bonus Payout Percentage × Performance Rating Percentage

        The Compensation Committee approves the specific payments to the Named Executive Officers under the 2010 Cash Incentive Plan. The Compensation Committee also retains discretion to recommend additional discretionary cash bonuses during the year based on factors such as promotions and business segment, department or individual performance.

        Bonus Payout Percentage.    The Bonus Payout Percentage is based on the Company's operating income for the fiscal year. For fiscal 2014, the Compensation Committee set the operating income target thresholds for an initial payout (10% award), midpoint (50% award) and maximum (150% award) at $570 million, $601 million and $632 million, respectively. At the time the Compensation Committee set the operating income target levels, it also set a scale of percentage award amounts, so that if we had achieved operating income between the threshold and midpoint or the midpoint and maximum, the award percentage would be proportionately adjusted. In fiscal year 2014, the Company achieved operating income of $567 million, which was 1% higher than fiscal year 2013 operating income. As a result, the Bonus Payout Percentage for each Named Executive Officer was 0% under the 2010 Cash Incentive Plan for fiscal 2014.

Long-Term Retention and Incentive Equity Awards

        We believe that substantial equity ownership and equity awards encourage management to take actions favorable to the medium and long-term interests of the Company and its stockholders and align their interests with the interests of the Company and its stockholders. We believe that including equity awards in the compensation program serves our longer term goals, including management retention, because the value of equity, whether in the form of stock options, stock appreciation rights, restricted stock or restricted stock units, is realized over several years. Accordingly, equity-based compensation constitutes a significant portion of the overall compensation of the Named Executive Officers.

        In the fourth quarter of fiscal 2013, the CEO and Human Resources Department recommended to the Compensation Committee, and the Compensation Committee approved, guidelines for the grant of equity awards for each management level within the Company eligible to participate in the Company's equity plan for fiscal 2013 performance. These equity grant guidelines set out the percentage of an employee's total cash compensation that may be granted in the form of stock appreciation rights, restricted stock units or restricted stock for a "meets expectations", "exceeds expectations" and "outstanding" performance review rating. The higher the performance review rating, the higher the amount of equity awarded as a percentage of total cash compensation. Fiscal 2014 total cash compensation consisted of the employee's adjusted 2014 base salary following his or her annual performance review and any bonus amount paid to the employee under our 2010 Cash Incentive Plan in the first quarter of fiscal 2014 for fiscal year 2013 performance.

        Based on these equity grant guidelines, in the first quarter of fiscal 2014, the CEO and Human Resources Department recommended to the Compensation Committee the percentages of total cash compensation that may be granted in the form of equity incentive awards for each of the Named Executive Officers based on such Named Executive Officer's fiscal 2013 performance review rating. In recommending the size, frequency and type of long-term incentive grants to the Named Executive Officers, the CEO may also take into account tax implications to the Named Executive Officer and to the Company as well as the expected accounting impact and dilution effects. The Compensation Committee makes the ultimate determination regarding these grants and can increase or decrease the recommended awards in its subjective discretion. For fiscal 2014, the Compensation Committee did not alter the award levels for the Named Executive Officers recommended by the CEO.

        In March 2014, the Compensation Committee granted to the Named Executive Officers a combination of restricted stock units and stock appreciation rights both of which vest pro-rata over three years. Stock appreciation rights are made at a specified strike price set forth in the applicable award agreement, which is generally the mean of the highest and lowest sales price of our Common Stock on the date of grant of the award or on the last preceding trading date if no sales are made on the date of grant.

        The grants of restricted stock units and stock appreciation rights to our Named Executive Officers are made using a value-based granting system. Under our value-based granting system, the amount of equity our Named Executive Officers receive is individually calculated using the Named Executive Officer's total cash compensation multiplied by the percentages recommended by the CEO and approved by the Compensation Committee. Once the cash value for each grant is calculated, we convert the cash value into a number of stock appreciation rights using the Black-Scholes value on the date of grant and a number of restricted units using the fair market value of our Common Stock (as defined in the 2008 Incentive Plan) on the date of grant. Starting in fiscal 2011, we used a value-based granting system in order to provide our Named Executive Officers with equity grants that had a set cash value on the date of grant. In general, in prior fiscal years, grants made to our Named Executive Officers were made using a unit-based granting system that resulted in the value of the grants changing from year-to-year strictly based on the market price of our Common Stock on the date of grant.

        Each of our Named Executive Officers was eligible to receive grants of restricted stock units and grants of stock appreciation rights, each with a cash value equal to 18%, 35% or 43% of the Named Executive Officer's total cash compensation for a fiscal 2013 performance review rating of "meets expectations", "exceeds expectations" or "outstanding", respectively.

        Because Mr. Hart and Mr. Secor each received an "outstanding" fiscal 2013 performance review rating, in March 2014, they received a grant of restricted stock units and a grant of stock appreciation rights, each with a cash value equal to 43% of their fiscal 2014 total cash compensation, or approximately $958,900 and $903,000 in total, respectively. Because Mr. White and Ms. Pritchard each received an "exceeds expectations" fiscal 2013 performance review rating, in March 2014, they received a grant of restricted stock units and a grant of stock appreciation rights, each with a cash value equal to 35% of his or her fiscal 2014 total cash compensation, or approximately $761,250 and $785,750 in total, respectively.

        As described below under "Post-Termination Compensation," awards under the 2008 Incentive Plan and 2004 Long-Term Incentive Plan (the "2004 Incentive Plan") are subject to either optional vesting in the discretion of the Compensation Committee or immediate vesting following a "change in control." The events used to define "change in control" under these agreements were chosen because each reflects a circumstance in which, through a party's acquisition of a significant voting block, a shift in the control of the majority of the Board of Directors, or a corporate transaction, a person or group would be expected to obtain control or effective control over our policies and direction. In those circumstances, the Compensation Committee believes it may be appropriate to provide management the benefit of the awards that have been conveyed prior to such event and to waive the service and other conditions applicable to management's rights to such awards, because such change could reasonably be expected to materially alter our policies and objectives, and/or result in a material change in the composition of management.

Employee Benefits

        Benefit programs are generally egalitarian. Our qualified defined contribution 401(k) plan is available to our U.S. employees. Our Named Executive Officers may also participate in a deferred compensation plan. None of our Named Executive Officers contributed to the deferred compensation plan in fiscal 2014. Our Named Executive Officers do not receive perquisites other than a financial advisory services benefit up to $15,000 and an annual wellness benefit. All of our employees, including our Named Executive Officers, receive discounts on our products.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the members of management of the Company and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement.

COMPENSATION COMMITTEE Elaine Agather Diane L. Neal Elysia Holt Ragusa James M. Skinner, Chairperson

Compensation Committee Interlocks and Insider Participation

        During fiscal 2014, the Compensation Committee was comprised of Mses. Agather (Chairperson), Neal and Ragusa and, effective May 2014, Mr. Skinner. During fiscal 2014, no member of the Compensation Committee was or had been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

 FISCAL 2014, 2013 AND 2012 SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation earned by or paid to our Named Executive Officers during fiscal years 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Kosta N. Kartsotis(5)	2014	-0-	-0-	-0-	-0-	-0-	-0-		-0-
Chief Executive Officer	2013	-0-	-0-	-0-	-0-	-0-	-0-		-0-
and Director	2012	-0-	-0-	-0-	-0-	-0-	-0-		-0-
Dennis R. Secor(6)	2014	542,308	-0-	451,595	451,524	-0-	7,228	(7)	1,452,655
Executive Vice	2013	500,000	-0-	506,350	306,282	500,000	138,195		1,950,827
President, Chief	2012	9,615	200,000	-0-	-0-	-0-	21,524		231,139
Financial Officer and Treasurer
Darren E. Hart	2014	569,615	-0-	479,516	479,476	-0-	24,461	(8)	1,553,068
Executive Vice	2013	530,769	240,000	645,073	232,223	540,000	6,341		2,194,406
President, HR	2012	475,385	125,000	386,317	286,127	-0-	81,011		1,353,840
Jennifer L. Pritchard	2014	646,923	-0-	392,927	392,903	-0-	228		1,432,981
President, Skagen	2013	626,923	230,000	1,331,249	113,444	472,500	91		2,774,207
	2012	601,539	-0-	459,311	359,206	-0-	91		1,420,147
John A. White(9)	2014	626,923	-0-	380,719	380,620	-0-	6,929	(10)	1,395,191
Executive Vice	2013	608,462	-0-	309,929	109,820	457,500	6,285		1,491,996
President and Chief	2012	170,769	100,000	367,522	367,512	150,000	122,280		1,278,083
Operating Officer

(1)
The bonuses in 2013 for Mr. Hart and Ms. Pritchard and in 2012 for Mr. Hart were paid for retention purposes. The bonuses in 2012 for Mr. Secor and in 2012 for Mr. White were sign on bonuses.

(2)
Consists of awards of restricted stock units granted pursuant to the 2008 Incentive Plan. All awards vest pro-rata over three years. The amounts shown were not actually paid to the Named Executive Officers. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of the restricted stock units awarded to each of them in fiscal years 2012, 2013 and 2014. These values were determined in accordance with FASB ASC Topic 718. See Note 15, Employee Benefit Plans, under the subheading entitled "Restricted Stock and Restricted Stock Units" in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2014 for a discussion of our determination of the aggregate grant date fair value of these awards. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

(3)
Consists of awards of stock appreciation rights granted pursuant to the 2008 Incentive Plan. The amounts shown were not actually paid to the Named Executive Officers. Rather, as required by the rules of the SEC, the amounts represent the aggregate grant date fair value of the stock appreciation rights awarded to each of them in fiscal years 2012, 2013 and 2014. These values were determined in accordance with FASB ASC Topic 718. See Note 15, Employee Benefit Plans, under the subheading entitled "Stock Options and Stock Appreciation Rights" in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2014 for the assumptions used in determining the aggregate grant date fair value of these awards. The amounts reported do not include any reduction in the value of the awards for the possibility of forfeiture.

(4)
The amounts shown were earned in the fiscal year listed, but paid in the first quarter of the following fiscal year. Mr. White's 2012 bonus was guaranteed as part of his offer letter to join the Company and was in lieu of his participation in our cash incentive plan.

(5)
Mr. Kartsotis refused all forms of compensation for fiscal years 2012, 2013 and 2014. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met by continuing to drive stock price growth.

(6)
Mr. Secor joined the Company in December 2012.

(7)
This amount represents: (i) the Company's contributions to Mr. Secor's account under its 401(k) plan in the amount of $7,030; and (ii) Company-paid life insurance premiums in the amount of $198.

(8)
This amount represents: (i) $11,111 in annual wellness benefits and $5,778 in financial advisory services; (ii) the Company's contributions to Mr. Hart's account under its 401(k) plan in the amount of $7,367; and (iii) Company-paid life insurance premiums in the amount of $205.

(9)
Mr. White joined the Company in September 2012.

(10)
This amount represents: (i) the Company's contributions to Mr. White's account under its 401(k) plan in the amount of $6,707; and (ii) Company-paid life insurance premiums in the amount of $222.

 FISCAL 2014 GRANTS OF PLAN-BASED AWARDS TABLE

        The following table provides information regarding plan-based awards granted during fiscal 2014 to the Named Executive Officers.

					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)							Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold(2) ($)	Target(3) ($)	Maximum(4) ($)
Kosta N. Kartsotis(5)	N/A	N/A	N/A	N/A	-0-		-0-		N/A	N/A
Dennis R. Secor		22,000	206,250	825,000
	3/15/14				3,995	(6)				451,595
	3/15/14						11,469	(7)	113.04	451,524
Darren E. Hart		23,000	215,625	862,500
	3/15/14				4,242	(6)				479,516
	3/15/14						12,179	(7)	113.04	479,476
Jennifer L. Pritchard		26,000	243,750	975,000
	3/15/14				3,476	(6)				392,927
	3/15/14						9,980	(7)	113.04	392,903
John A. White		25,200	236,250	945,000
	3/15/14				3,368	(6)				380,719
	3/15/14						9,668	(7)	113.04	380,620

(1)
These amounts reflect potential payments under the 2010 Cash Incentive Plan. For fiscal 2014, no payments were actually made to the Named Executive Officers under the 2010 Cash Incentive Plan.

(2)
Threshold payments assume that the executive received a "meets expectations" performance rating and the Company achieved operating income levels at the first payout level. Cash incentive awards are paid if the operating income thresholds are at least at the first payout level and the executive's performance rating is a "meets expectations," "exceeds expectations" or "outstanding." We consider "meets expectations" to be the threshold performance rating.

(3)
Target payments assume that the executive received an "exceeds expectations" performance rating and the Company achieved operating income levels at the midpoint target level. We consider "exceeds expectations" to be the target performance rating.

(4)
Maximum payments assume that the executive received an "outstanding" performance rating and the Company achieved operating income levels at the total payout level. We consider "outstanding" to be the maximum performance rating.

(5)
Mr. Kartsotis refused all forms of compensation for fiscal years 2012, 2013 and 2014. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met by continuing to drive stock price growth.

(6)
Consists of restricted stock units awarded pursuant to the 2008 Incentive Plan. These awards vest one-third each year over three years following the grant date.

(7)
Consists of stock appreciation rights awarded pursuant to the 2008 Incentive Plan. All awards vest one-third each year over three years following the grant date.

Perquisites

        Except for certain moving expenses that we reimbursed to certain Named Executive Officers as reflected in the Summary Compensation Table above, the Named Executive Officers do not receive any perquisites or personal benefits other than a financial advisory services benefit up to $15,000 and an annual wellness benefit. All of our employees, including our Named Executive Officers, receive discounts on our products.

Employment Agreements

        We are not a party to any employment agreement with any of our Named Executive Officers. We believe that employment agreements are not currently necessary in order to attract and retain talented personnel. However, due to the ever-changing marketplace in which we compete for talent, this practice is regularly reviewed by the Compensation Committee to help ensure that we remain competitive in our industry and the Compensation Committee may determine that such arrangements are in our best interest in the future.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END TABLE

        The following table provides information about the number of outstanding equity awards held by our Named Executive Officers at fiscal year-end 2014. The table also includes, where applicable, the value of these awards based on the closing price of our Common Stock on the Nasdaq on January 3, 2015, which was $110.33 per share. All awards vest one-third each year over three years following the grant date, except as otherwise noted.

							Stock Awards(2)
		Option Awards(1)
							Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Kosta N. Kartsotis(3)	N/A	—		—	N/A	N/A	—	—
Dennis R. Secor	1/15/13	2,104		4,206	101.64	1/15/21	2,009	221,653
	3/15/13	—		—	—	—	1,253	138,243
	3/15/14	—		11,469	113.04	3/15/22	3,995	440,768
Darren E. Hart	7/15/11	5,343		—	128.29	7/15/19	—	—
	3/15/12	3,297		1,648	127.84	3/15/20	1,007	111,102
	3/15/13	1,538		3,076	106.40	3/15/21	4,041	445,843
	3/15/14	—		12,179	113.04	3/15/22	4,242	468,020
Jennifer L. Pritchard	3/15/09	4,800	(4)	—	13.65	3/15/17	—	—
	3/15/11	3,381		—	81.23	3/15/19	—	—
	3/15/12	4,139		2,069	127.84	3/15/20	1,198	132,175
	3/15/13	752		1,502	106.40	3/15/21	1,260	139,016
	8/1/13	—		—	—	—	6,666	735,460
	3/15/14	—		9,980	113.04	3/15/22	3,476	383,507
John A. White	10/15/12	6,182		3,090	83.83	10/15/20	1,461	161,192
	3/15/13	728		1,454	106.40	3/15/21	1,941	214,151
	3/15/14	—		9,668	113.04	3/15/22	3,368	371,591

(1)
Consists of stock appreciation rights issued pursuant to the 2008 Incentive Plan.

(2)
Consists of restricted stock units issued pursuant to the 2008 Incentive Plan.

(3)
Mr. Kartsotis refused all forms of compensation for fiscal years 2012, 2013 and 2014. Mr. Kartsotis is one of the initial investors in the Company and expressed his belief that his primary compensation is met by continuing to drive stock price growth.

(4)
These awards vest in equal 20% installments over five years following the grant date.

2008 Incentive Plan

        Pursuant to the 2008 Incentive Plan, the Compensation Committee awards a combination of restricted stock units and stock appreciation rights. Stock appreciation rights are made at a specified strike price set forth in the applicable award agreement, which is generally the mean of the highest and lowest sales price of our Common Stock on the date of grant of the award or on the last preceding trading date if no sales are made on the date of grant. Restricted stock units and stock appreciation rights are awarded subject to such terms and conditions as established by the Compensation

Committee, including vesting periods. Pursuant to awards granted to our Named Executive Officers under the 2008 Incentive Plan, unvested restricted stock units and stock appreciation rights will become fully exercisable or vested upon a change in control or death and will terminate upon any other termination of employment, except "Retirement" as provided under the Executive Retirement Agreements. See "Post-Termination Compensation" for a definition of change in control and a discussion of the extended vesting terms under the Executive Retirement Agreements.

        The Compensation Committee is responsible for the administration of the 2008 Incentive Plan. The 2008 Incentive Plan provides that the Compensation Committee may make certain adjustments to the exercise price and number of shares subject to awards in the event of a dividend or other distribution, recapitalization, stock split, reorganization, merger or certain other corporate transactions. Subject to certain limitations, the Compensation Committee is authorized to amend the 2008 Incentive Plan as it deems necessary, but no amendment may adversely affect the rights of a participant with respect to an outstanding award without the participant's consent.

2004 Incentive Plan

        Prior to adoption of the 2008 Incentive Plan, the Compensation Committee awarded restricted stock units and stock appreciation rights pursuant to the 2004 Incentive Plan. Stock appreciation rights were made at a specified strike price set forth in the applicable award agreement, which was generally the mean of the highest and lowest sales price of our Common Stock on the date of grant of the award or on the last preceding trading date if no sales were made on the date of grant. Restricted stock units and stock appreciation rights were awarded subject to such terms and conditions as established by the Compensation Committee, including vesting periods. Pursuant to awards granted to our Named Executive Officers under the 2004 Incentive Plan, unvested restricted stock units and stock appreciation rights will become fully exercisable or vested upon a change in control or death, and will terminate upon any other termination of employment, except "Retirement" as provided under the Executive Retirement Agreements. See "Post-Termination Compensation" for a definition of change in control and a discussion of the extended vesting terms under the Executive Retirement Agreements.

        The 2004 Incentive Plan was terminated on May 21, 2008. However, the termination of the 2004 Incentive Plan did not impair outstanding awards which continued in accordance with their original terms.

 FISCAL 2014 OPTION EXERCISES AND STOCK VESTED TABLE

        The following table provides information about the number of shares issued upon option exercises, the number of stock awards that vested, and the value realized on exercise or vesting, by our Named Executive Officers during fiscal year 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kosta N. Kartsotis	-0-	-0-	-0-	-0-
Dennis R. Secor	-0-	-0-	1,632	188,581
Darren E. Hart	-0-	-0-	4,461	484,667
Jennifer L. Pritchard	-0-	-0-	8,375	892,425
John A. White	-0-	-0-	2,433	253,059

(1)
Represents the value of vested restricted stock units calculated by multiplying the gross number of vested restricted stock units by the closing price of the Common Stock on NASDAQ on the vesting date.

Post-Termination Compensation

        Post-Termination Arrangements.    We have not entered into change in control or other post-termination agreements with any of our Named Executive Officers or other members of the executive management team. However, pursuant to awards granted to our Named Executive Officers under the 2008 Incentive Plan, unvested restricted stock units and stock appreciation rights will become fully exercisable or vested upon a change in control or death and will terminate upon any other termination of employment.

        A "change in control" is generally defined under the 2008 Incentive Plan as the occurrence of any of the following events: (i) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities (or an additional 10% of such voting power by a 30% or greater holder of such voting power); (ii) individuals who on the effective date of the 2008 Incentive Plan constituted our Board of Directors and their successors or other nominees that are appointed or otherwise approved by a vote of at least a majority of the directors then still in office who either were directors on the effective date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the Board of Directors; (iii) there is a merger or consolidation of the Company or any direct or indirect subsidiary, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 60% of the combined voting power of the surviving entity or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (iv) stockholder approval of a plan of complete liquidation or dissolution of the Company, or consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or (v) any tender or exchange offer is made to acquire 30% or more of the securities of the Company, other than an offer made by the Company, and shares are acquired pursuant to that offer.

        In addition, in the event of death or a change in control of the Company, all outstanding restricted stock units and stock appreciation rights under our 2004 Incentive Plan will become fully exercisable or vested. Unvested restricted stock units and stock appreciation rights granted under the 2004 Incentive Plan terminate upon any other termination of employment.

        A "change in control" under the 2004 Incentive Plan is generally defined as (i) the acquisition by any person of 30% or more of the combined voting power of our outstanding securities, or (ii) the occurrence of a transaction requiring stockholder approval and involving the sale of all or substantially all of our assets or the merger of our Company with or into another corporation.

        Executive Retirement Agreements.    The Company has entered into an Executive Retirement Agreement with Messrs. Hart and White and Ms. Pritchard. Pursuant to the Executive Retirement Agreement, following such Named Executive Officer's retirement at a minimum of age 55 and 10 years of service with the Company ("Retirement"), (i) the Named Executive Officer's outstanding equity awards will continue to vest in accordance with their respective vesting schedules for 12 months following Retirement and (ii) all stock appreciation rights vested upon Retirement, or during the 12 months following Retirement, will remain exercisable for the 12 months following Retirement or 90 days after vesting, whichever is later. The foregoing vesting and exercise provisions apply to all equity awards outstanding on the date of the Executive Retirement Agreement and to all future equity awards granted to such Named Executive Officer.

        Each Executive Retirement Agreement contains non-competition and non-solicitation provisions pursuant to which the Named Executive Officer will be prohibited from competing with, or soliciting clients, manufacturers or suppliers of, the Company and from soliciting the Company's employees or independent contractors for 12 months following such Named Executive Officer's Retirement. In addition, the Executive Retirement Agreement contains a clawback provision pursuant to which the Named Executive Officer's compensation will be subject to recovery by the Company if, in the year such compensation is paid or within the three year period thereafter, (i) the Company is required to prepare an accounting restatement due to material noncompliance by the Company or an affiliate with any financial reporting requirement under applicable securities laws and during such three year period the Named Executive Officer was either a named executive officer of the Company or an employee of the Company who was responsible for the preparation of the Company's financial statements, or (ii) the Company is required by applicable law to require repayment by the Named Executive Officer of such compensation.

        Post-Employment Compensation Table.    Set forth below are the amounts that the Named Executive Officers would have received upon a change in control or death as of January 3, 2015. In calculating the amounts in the table, the Company based the stock distribution values on a price of $110.33 per share, which was the closing price of the Common Stock on the NASDAQ as of January 3, 2015.

Name	Restricted Stock Units ($)	Stock Appreciation Rights ($)	Total ($)
Kosta N. Kartsotis	-0-	-0-	-0-
Dennis R. Secor	800,665	36,519	837,184
Darren E. Hart	1,024,966	12,026	1,036,992
Jennifer L. Pritchard	1,390,158	5,847	1,396,005
John A. White	746,934	87,492	834,426

Equity Compensation Plan Information

        The following table provides certain information as of January 3, 2015 with respect to our equity compensation plans under which our equity securities are authorized for issuance:

Plan Category	(a) Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights(1)	(b) Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	467,066	$85.08(2)	2,834,987
Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable
Total	467,066		2,834,987

(1)
Includes 39,462 shares of Common Stock that would be issued upon exercise of all stock appreciation rights as of January 3, 2015 based on the closing price of our Common Stock on the Nasdaq on January 3, 2015, which was $110.33 per share.

(2)
Excludes restricted stock units.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership and changes of ownership with the SEC. Executive officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under Section 16(a) applicable to its executive officers, directors and 10% Stockholders were timely met.

Certain Relationships and Related Transactions

        Mr. Rasheed Shroff (the son of Mr. Jal S. Shroff) is an employee of Fossil Asia Pacific Ltd., a wholly-owned subsidiary of the Company. Mr. Rasheed Shroff earned approximately $257,130 in cash compensation in fiscal 2014. In addition, under the 2008 Incentive Plan, Mr. Rasheed Shroff received a grant of 575 restricted stock units.

        In accordance with the Company's Audit Committee charter, any proposed transaction that has been identified as a related party transaction under Item 404 of SEC Regulation S-K may be consummated or materially amended only following the approval by the Audit Committee. A related party transaction means a transaction, arrangement or relationship in which the Company and any related party are participants in which the amount involved exceeds $120,000. A related party includes (i) a director, director nominee or executive officer of the Company, (ii) a security holder known to be an owner of more than 5% of the Company's voting securities, (iii) an immediate family member of the foregoing or (iv) a corporation or other entity in which any of the foregoing persons is an executive, principal or similar control person or in which such person has a 5% or greater beneficial ownership interest.

        In the event that the Company proposes to enter into a related party transaction, management of the Company shall present the transaction to the Audit Committee for review, consideration and approval. The Audit Committee, in approving or rejecting the proposed transaction, shall consider all the facts and circumstances deemed relevant by and available to the Audit Committee. The Audit

Committee shall approve only those transactions that, in light of the circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith exercise of its discretion.

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal 2)

        Section 14A of the Exchange Act implements requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers (sometimes referred to as "say on pay"). At our 2011 annual meeting of stockholders, stockholders voted on a non-binding proposal to advise on whether the advisory vote on executive compensation should occur every one, two or three years. As a majority of our stockholders (58%) voted in favor of an annual advisory vote, the Board decided to annually provide stockholders with an advisory vote on the compensation of our Named Executive Officers. Accordingly, the Company is providing stockholders with its annual advisory vote on executive compensation. We are asking stockholders to indicate their support for our Named Executive Officers' compensation as described in this proxy statement by voting "FOR" the following resolution:

  "Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the Company's proxy statement for the 2015 Annual Meeting."

        This vote is non-binding. The Board and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

        As described in detail under "Compensation Discussion and Analysis," our compensation programs are designed to motivate our executives to create a successful company. Equity compensation in the form of restricted stock units and stock appreciation rights that are subject to further time-based vesting is the largest component of executive compensation. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards) reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE.

 APPROVAL OF THE FOSSIL GROUP, INC. 2015 CASH INCENTIVE PLAN
(Proposal 3)

        Upon recommendation of the Compensation Committee, the Board of Directors has adopted, subject to stockholder approval, the Fossil Group, Inc. 2015 Cash Incentive Plan (the "2015 Incentive Plan"). The 2015 Incentive Plan is intended to advance the interests of the Company and its stockholders by identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and retain employees who have outstanding skills and abilities and who achieve superior performance and by fostering accountability and teamwork throughout the Company. The 2015 Incentive Plan provides for the granting of awards of cash incentive compensation that may be paid to a participant upon satisfaction of specified performance goals for a particular performance period (as described below).

        The Board of Directors believes that the 2015 Incentive Plan is in the best interest of the Company and its stockholders.

Description of the 2015 Incentive Plan

        The following is a brief description of the 2015 Incentive Plan. A copy of the 2015 Incentive Plan is attached as Appendix A to this proxy statement, and the following description is qualified in its entirety by reference to the 2015 Incentive Plan.

Effective Date and Expiration

        The 2015 Incentive Plan is effective as of January 4, 2015, subject to and conditioned upon stockholder approval of the 2015 Incentive Plan, and will remain in effect until it is terminated by the Board of Directors or such committee of the Board as is designated by the Board to administer the 2015 Incentive Plan (the "Committee").

Administration

        The 2015 Incentive Plan will be administered by the Committee, which has full authority to (i) designate the employees who are eligible to participate in the 2015 Incentive Plan; (ii) establish the performance goals and achievement levels for each participant; and (iii) establish and certify the achievement of the performance goals. The Committee may authorize one or more officers of the Company ("Authorized Officer"), solely with respect to employees who are not "Covered Employees" (employees for whom the limitation on deductibility for compensation pursuant to Section 162(m) of the Code is applicable), within the ten most highly compensated officers of the Company, or Authorized Officers, to: (i) determine the amount of incentive compensation payable to employees; (ii) establish performance goals for employees, and certify whether, and to what extent, such performance goals were achieved for the applicable performance period; and (iii) reduce incentive compensation payable to employees. Any decision concerning the awarding of incentive compensation to Covered Employees will be made exclusively by the members of the Committee who are at that time "outside directors," as that term is used in Section 162(m) of the Code and the treasury regulations thereunder. Any interpretation, determination, or other action made or taken by the Committee will be final, binding, and conclusive on all interested parties.

Eligibility

        For each period selected by the Committee for payment of incentive compensation, referred to as a "Performance Period" (a Performance Period may coincide with the fiscal year of the Company or may be for a period that is longer or shorter than a fiscal year), the Committee will select the particular employees to whom incentive compensation may be awarded. With respect to Covered Employees, the Committee must make its determination within the first 90 days of the Performance Period (and in the case of a Performance Period less than 12 months, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed). Senior management of each business unit of the Company will recommend to the Committee, in accordance with the time periods described above, the employees of such business unit to be eligible to receive awards under the Incentive Plan, and the Committee will consider, but will not be bound by, such recommendations.

        Full-time employees of the Company or its subsidiaries can be eligible to participate in the 2015 Incentive Plan. On April 1, 2015, the Company (including its subsidiaries) had 8,450 full-time employees.

Determination of Performance Goals

        No later than the 90th day of a Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed), the Committee must approve and deliver to the CEO a written report setting forth:

  (i)
  the business unit performance goals (as described below) and/or the Company performance goals (as described below), as applicable, for the Performance Period;

  (ii)
  the threshold, target, and maximum achievement levels for business unit performance goals and/or Company performance goals for the Performance Period;

  (iii)
  with respect to each participant, incentive compensation as a specified percentage of base pay for achievement of threshold, target and maximum achievement levels and the relative weighting of each performance goal in determining the participant's incentive compensation; and

  (iv)
  a schedule setting forth payout opportunity as a percentage of base pay for threshold, target and maximum achievement levels.

The Committee may delegate to the CEO the determinations under items (i) through (iv) above for each participant who is a subordinate employee, which the CEO will report to the Committee, and the Committee will consider, but will not bound by, the recommendations and determinations of the CEO.

Categories of Business Unit and Company Performance Goals

        The business unit performance goals established by the Committee for any Performance Period may differ among participants and business units. For each participant or business unit, the business unit performance goals will be based on the performance of the business unit. Performance criteria for a business unit will be related to the achievement of financial and operating objectives of the business unit, including the factors described below. The Company performance goals established by the Committee for any Performance Period will relate to the achievement of predetermined financial and operating objectives for the Company and its subsidiaries on a consolidated basis, including the factors described below as applied to the Company and its subsidiaries. The Company performance goals may be established either on an absolute or on a per share basis. The Company performance goals may also be established on a relative basis as compared to the performance of a published or special index deemed applicable by the Committee or a group of companies deemed by the Committee to be comparable to the Company.

        Performance criteria for a business unit and/or the Company will be related to the achievement of financial and operating objectives, which, where applicable, will be within the meaning of Section 162(m) of the Code, and consist of one or more or any combination of the following criteria: operating income; net income; operating profit; net profit; net earnings; net sales or changes in net sales; revenues, revenue growth, revenue ratios; EBITDA or other measures of cash flow; total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; price of the Company's common stock, stockholder value, total market value; earnings growth; return on net assets, return on invested capital, or other return measures, including return or net return on working assets, equity, capital or net sales; pre-tax profits; operating margins; growth in operating earnings or growth in earnings per share; value of assets; market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; aggregate product price and other product measures; expense or cost levels; reduction of losses, loss ratios or expense ratios; reduction in fixed assets; operating cost management; management of capital structure; capital expenditures; debt reduction; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; productivity improvements; inventory and/or receivables control, inventory levels, inventory turn or shrinkage; satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; customer satisfaction based on specified objective goals or a Company-sponsored customer survey; customer growth; employee diversity goals; employee turnover; specified objective social goals; safety record; store sales or productivity; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; or other objectively measurable factors directly tied to the performance of the Business Unit. Any performance criteria may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any performance criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases, or (v) the effect of changes in foreign currency exchange rates.

Certification and Level of Achievement

        Within 75 days after the end of each Performance Period, senior management of the Company and each applicable business unit will report to the Committee the extent to which the Company and/or business unit performance goals were achieved for the Performance Period. As soon as practicable after the Company's financial results for any Performance Period are finalized and receipt of the report of the senior management, the Committee will certify in writing and, where applicable, in compliance with Section 162(m) of the Code:

  (i)
  the extent to which the Company achieved its Company performance goals for the Performance Period;

  (ii)
  the extent to which each business unit achieved its business unit performance goals for the Performance Period;

  (iii)
  the calculation of the participants' incentive compensation; and

  (iv)
  the determination by the Committee of the amount of incentive compensation, if any, to be paid to each participant for the Performance Period.

        In determining whether performance goals have been achieved and incentive compensation is payable for a given Performance Period, generally accepted accounting principles will be applied on a basis consistent with prior periods, and such determinations will be based on the calculations made by the Company and binding on each participant.

        If at least the threshold achievement of a performance goal is achieved, then the incentive compensation that may be paid to a participant will be based on a specified percentage of the participant's base pay. The Committee may, in its sole discretion, decrease (but never increase) the incentive compensation to be paid to one or more participants for a Performance Period.

        The maximum amount of incentive compensation payable to any participant with respect to any single award to a covered employee for a Performance Period may not exceed $1,750,000.

Payment, Termination of Employment and Forfeiture; New Hires, Promotions, and Transfers

        Subject to the provisions below and except as otherwise provided in the 2015 Incentive Plan, a participant's incentive compensation for each Performance Period will be paid as soon as practicable after the fiscal year-end results for such Performance Period have been finalized, but in no event later than the date that is 2 1/2 months immediately following the close of the fiscal year in which such Performance Period ended. The payment will be in the form of a cash lump sum.

        If a participant's employment with the Company and its subsidiaries is terminated voluntarily by the participant, or is terminated by his or her employer for any reason during a Performance Period, or after a Performance Period but prior to the date of actual payment of the incentive compensation, then such participant will immediately forfeit any right to receive any incentive compensation for such Performance Period.

        Any individual who is newly-hired or becomes eligible to participate in the 2015 Incentive Plan during a Performance Period and who is selected by the Committee to participate in the 2015 Incentive Plan will be eligible to receive a pro rata portion of the incentive compensation to which he or she would have been entitled if he or she had been employed for the full Performance Period, based on the number of full months during the Performance Period during which he or she is a participant in the 2015 Incentive Plan and calculated on the basis of his or her base pay received for the Performance Period. The incentive compensation will be paid at the time and in the manner set forth above.

        In the case of a promotion or transfer from a position where an individual was already a participant for a Performance Period to a position where the participant is eligible for a higher or lower maximum amount of incentive compensation, the participant will complete his or her participation in the prior position until the end of the complete month in which his or her date of promotion or transfer occurred, and then may participate in for the rest of the Performance Period at the level of the transferred or promoted position. The overall incentive compensation will be pro rated for both Performance Periods. If a participant is transferred to a lateral position (i.e., the same job grade or level), then the incentive compensation will not be pro rated based on the lateral change in position. Participants who are eligible for participation at the beginning of a Performance Period, but who subsequently become ineligible to participate during the Performance Period will receive a pro rated portion of the incentive compensation based on the number of eligible full months completed during such Performance Period.

        The Committee may recoup all or any portion of any incentive compensation paid to a participant, in the event of a restatement of the Company's financial statements as set forth in the Company's clawback policy, if any, approved by the Company's Board from time to time.

Assignment

        A participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded under the 2015 Incentive Plan prior to the actual receipt of such rights or benefits, and any attempt to alienate, assign, pledge sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits will be null and void.

Adjustments upon Changes in Capitalization

        In the event of a merger, consolidation, sale of assets, reorganization or other business combination in which the Company is not the surviving or continuing corporation, or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property (other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger), the Committee will adjust the Performance Goals and achievement levels so that the incentive compensation amounts to which a participant is entitled are not adversely affected by such events.

Amendment or Discontinuance of the Incentive Plan

        The Committee may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the 2015 Incentive Plan, except that any amendment that modifies any preestablished performance goal for a participant who is a Covered Employee (or his or her successor(s), as may be applicable) with respect to any particular Performance Period may only be effected on or prior to the date which is 90 days following the commencement of such Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed). The Board of Directors may discontinue the 2015 Incentive Plan in whole or in part, and may amend the 2015 Incentive Plan in any manner advisable in order for incentive compensation granted under the 2015 Incentive Plan to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) of the Code or the regulations thereunder to permit greater flexibility with respect to incentive compensation under the 2015 Incentive Plan).

Federal Income Tax Consequences

        The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2015 ncentive Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation

        In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon are subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. The 2015 Incentive Plan and awards of incentive compensation are intended to be exempt from Section 409A of the Code.

Tax Consequences to Participants

        The recipient of cash will be subject to tax at ordinary income rates on the amount of the award on the date of payment or delivery, unless the award otherwise becomes subject to taxation under the Code, including Section 409A of the Code.

Federal Tax Withholding

        Any ordinary income realized by a participant upon receipt of cash is subject to withholding of federal, state and local income tax and to withholding of the participant's share of tax under the Federal Insurance Contribution Act. Withholding does not represent an increase in the participant's total income tax obligation since it is fully credited toward his or her tax liability for the year. Compensation income realized, and tax withheld, will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company or Subsidiary

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

        Under Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid to an individual employed by the Company who, on the last day of the taxable year is a Covered Employee. However, the limitation on deductions does not apply to certain types of compensation, including qualified "performance-based" compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). The Company intends for awards of incentive compensation granted pursuant to the 2015 Incentive Plan to constitute qualified "performance-based" compensation and, as such, to be exempt from the $1,000,000 limitation on deductible compensation.

Plan Benefits

        To date, the Company has not granted any awards of incentive compensation under the 2015 Incentive Plan. Future benefits under the 2015 Incentive Plan are not currently determinable.

Interests of Certain Persons

        Certain members of the Board of Directors or their relatives are eligible for awards under the 2015 Incentive Plan and thus, have a personal interest in the approval of the 2015 Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE FOSSIL GROUP, INC. 2015 CASH INCENTIVE PLAN.

 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 4)

        The Company's independent registered public accounting firm for the fiscal year ended January 3, 2015 was Deloitte & Touche LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Audit Committee has selected the firm of Deloitte & Touche LLP as the Company's principal independent registered public accounting firm for the fiscal year ending January 2, 2016. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board has decided to ascertain the position of the stockholders on the appointment. The Audit Committee will reconsider the appointment if it is not ratified. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee feels that such a change would be in the Company's and its stockholders' best interests. The affirmative vote of a majority of the shares present in person or by proxy, and entitled to vote on the subject matter at the Annual Meeting is required for ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 2, 2016.

        The following table summarizes the aggregate fees (excluding value added taxes) incurred by the Company and its subsidiaries for work performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for the fiscal years ended January 3, 2015 and December 28, 2013, respectively:

	Fiscal Year 2014	Fiscal Year 2013
Audit Fees(1)	$3,303,372	$3,212,163
Audit-Related Fees(2)	108,050	109,665
Tax Fees(3)	291,556	260,325

Total	$3,702,978	$3,582,153

(1)
Audit services billed consisted of the audits of the Company's annual consolidated financial statements, audits of internal control over financial reporting and reviews of the Company's quarterly condensed consolidated financial statements.

(2)
Benefit plan audits and agreed upon procedures.

(3)
Tax return preparation and consultation.

        In considering the nature of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval of Independent Registered Public Accounting Firm Fees and Services Policy

        The Audit Committee's Policies and Procedures for the Engagement of the Principal Outside Auditing Firm provides for pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our principal independent registered public accounting firm on an annual basis and individual engagements as needed. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee chairperson to pre-approve principal independent registered public accounting firm services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled Audit Committee meeting (provided that the Audit Committee chairperson must report to the full Audit Committee on any pre-approval determinations).

        The Audit Committee pre-approved all of the audit fees, audit-related fees and tax fees set forth in the table.

OTHER BUSINESS

        The Board is not aware of any other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

 DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholder proposals to be included in the proxy statement for the 2016 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before December 10, 2015 for inclusion in the Company's Proxy Statement relating to that meeting. Stockholders wishing to submit proposals to be presented directly at the Annual Meeting instead of for inclusion in next year's proxy statement must follow the submission criteria and deadlines set forth in our Bylaws. To be timely in connection with an annual meeting, a stockholder proposal with respect to a nomination for director, a proposal to amend or supplement the certificate of incorporation, a proposal to amend the Bylaws or a proposal to remove a director must be received by the Company at its principal executive offices not before November 21, 2015 or after February 19, 2016. With respect to other stockholder proposals, management will be able to vote proxies in its discretion without advising stockholders in the 2016 proxy statement about the nature of the matter and how management intends to vote if notice of the proposal is not received by the Company at its principal executive offices before February 23, 2016.

        You may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2015 without charge by sending a written request to Fossil Group, Inc., 901 S. Central Expressway, Richardson, Texas 75080, Attn: Investor Relations. The Annual Report on Form 10-K is also available at www.fossilgroup.com.

BY ORDER OF THE BOARD OF DIRECTORS
Randy S. Hyne Vice President, General Counsel and Secretary

April 9, 2015
Richardson, Texas

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO VOTE BY INTERNET, PHONE OR MAIL AS DESCRIBED IN THE PROXY CARD OR PROXY NOTICE.

 APPENDIX A

FOSSIL GROUP, INC.
2015 CASH INCENTIVE PLAN

Article I
Purpose

        The purpose of the Fossil Group, Inc. 2015 Cash Incentive Plan (the "Plan") is to advance the interests of Fossil Group, Inc. (the "Company") and its stockholders by (a) providing certain Employees of the Company and its Subsidiaries (as hereinafter defined) with incentive compensation which is tied to the achievement of pre-established and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and retain Employees who have outstanding skills and abilities and who achieve superior performance, and (c) fostering accountability and teamwork throughout the Company.

        The Plan is intended to provide Participants (as hereinafter defined) with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the treasury regulations promulgated thereunder. Notwithstanding the foregoing, the Committee (as defined below) may, in its sole discretion, grant Incentive Compensation (defined below) which is not intended to meet the "performance-based compensation" exception under Section 162(m) of the Code and the treasury regulations promulgated thereunder.

Article II
Definitions

        For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

          "Award" means a grant of Incentive Compensation that may be paid to an Eligible Employee upon the satisfaction of specified Performance Goal(s) for a particular Performance Period; such Performance Period may be for a period of less than a Fiscal Year (e.g., six months, a "Short-Term Award"), a period equal to a Fiscal Year (an "Annual Award"), or a period in excess of a Fiscal Year (e.g., three Fiscal Years, a "Long-Term Award").

          "Base Pay" means a Participant's base salary at the end of the applicable Performance Period, according to the books and records of the Company, excluding overtime, commissions, bonuses, disability pay, any Incentive Compensation paid to the Participant, or any other payment in the nature of a bonus or compensation paid under any other employee plan, contract, agreement, or program.

          "Board" means the Board of Directors of the Company.

          "Business Unit" means any segment or operating or administrative unit, including geographical unit, of the Company identified by the Committee as a separate business unit, or a Subsidiary identified by the Committee as a separate business unit.

          "Business Unit Performance Goals" means the objective performance goals established for each Business Unit in accordance with Sections 5.1 and 5.2 below for any Performance Period.

          "Chief Executive Officer" or "CEO" means the chief executive officer of the Company.

          "Claims" shall have the meaning set forth in Section 7.5 below.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Compensation Committee of the Board or any other committee as determined by the Board, which shall consist of two or more "outside directors" within the meaning of Section 162(m) of the Code.

          "Company" means Fossil Group, Inc., a Delaware corporation.

          "Company Performance Goals" means the objective performance goals established for the Company in accordance with Sections 5.1 and 5.3 below for any Performance Period.

          "Covered Employee" shall have the same meaning as the term "covered employee" (or its counterpart, as such term may be changed from time to time) contained in the treasury regulations promulgated under Section 162(m) of the Code, or their respective successor provision or provisions, provided that only an Employee for whom the limitation on deductibility for compensation pursuant to Section 162(m) of the Code is applicable shall be considered a "Covered Employee" for purposes of this Plan.

          "EBITDA" means, for the Company or any Subsidiary, the net earnings of that entity before deductions by the entity for interest, income taxes, depreciation and amortization expenses.

          "Eligible Employee" shall mean any Employee of the Company or any Subsidiary.

          "Employee" means a common law employee (as defined in accordance with the treasury regulations and revenue rulings applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.

          "Fiscal Year" means the fiscal year of the Company.

          "Incentive Compensation" means the compensation approved by the Committee to be paid to a Participant for any Performance Period under the Plan.

          "Individual Performance Goals" means the objective performance goals established for an individual Participant in accordance with Section 5.6 below for any Performance Period.

          "Maximum Achievement" means, for a Participant for any Performance Period, the maximum level of achievement of a set of Performance Goals required for Incentive Compensation to be paid at the maximum bonus level, which shall be a specified percentage of the Participant's Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 5.1 below.

          "Operating Income" means the Company's gross sales, less the cost of sales (e.g., product costs, markdowns, discounts, returns, shipping, royalties, etc.), less operating expenses (e.g., advertising, payroll, travel, entertainment, supplies, etc.), as such terms are understood under generally accepted accounting principles.

          "Participant" means an Employee of the Company or a Subsidiary who satisfies the eligibility requirements of Article IV of the Plan and who is selected by the Committee (or an Authorized Officer, duly appointed in accordance with Article III) to participate in the Plan for any Performance Period.

          "Performance Criteria" shall have the meaning set forth in Section 5.2 below.

          "Performance Goals" means the Individual Performance Goals, Business Unit Performance Goals, and Company Performance Goals established by the Committee for a Participant, the Company and/or each Business Unit for any Performance Period, as provided in Sections 5.1, 5.2, 5.3, and 5.6 below.

          "Performance Period" means the period selected by the Committee for the payment of Incentive Compensation. Unless the Committee, in its discretion, specifies other Performance

  Periods for the payment of Incentive Compensation hereunder, the Performance Period shall be a Fiscal Year.

          "Plan" means the Fossil Group, Inc. 2015 Cash Incentive Plan, as it may be amended from time to time.

          "Subsidiary" means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above, any limited partnership listed in item (ii) above or any other limited liability company described in this item (iii). "Subsidiaries" means more than one of any such corporations, limited partnerships, partnerships, or limited liability company.

          "Target Achievement" means, for a Participant for any Performance Period, the level or range of achievement of a set of Performance Goals required for Incentive Compensation to be paid at the target bonus level, which shall be a specified percentage of the Participant's Base Pay with respect to such set of Performance Goals, determined by the Committee in accordance with Section 5.1 below.

          "Threshold Achievement" means, for a Participant for any Performance Period, the minimum level of achievement of a set of Performance Goals required for any Incentive Compensation to be paid at the threshold bonus level, which shall be a specified percentage of the Participant's Base Pay with respect to such set of Performance Goals, as determined by the Committee in accordance with Section 5.1 below.

Article III
Administration

        3.1    Committee's Authority.    Subject to the terms of this Article III, the Plan shall be administered by the Committee. For each Performance Period, the Committee shall have full authority to (i) designate the Eligible Employees who shall participate in the Plan; (ii) establish the Performance Goals and achievement levels for each Participant pursuant to Article V hereof; and (iii) establish and certify the achievement of the Performance Goals. Notwithstanding any provision of the Plan to the contrary, any decision concerning the awarding of Incentive Compensation hereunder (including, without limitation, establishment of Performance Goals, Threshold Achievement, Target Achievement, Maximum Achievement, and any other information necessary to calculate Incentive Compensation for a Covered Employee for such Performance Period) shall be made exclusively by the members of the Committee who are at that time "outside" directors, as that term is used in Section 162(m) of the Code and the treasury regulations promulgated thereunder.

        3.2    Committee Action.    A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

        3.3    Committee's Powers.    The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

        To the extent permitted by applicable law, the Committee also may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (each an "Authorized Officer"), solely with respect to Employees who are not Covered Employees, within the ten most highly compensated officers of the Company, or Authorized Officers to: (i) determine the amount of Incentive Compensation payable to such Employees in accordance with the terms of the Plan; (ii) establish Performance Goals for such Employees, and certify whether, and to what extent, such Performance Goals were achieved for the applicable Performance Period; and (iii) reduce Incentive Compensation payable to such Employees in accordance with the provisions of Section 5.6, and authorize payment to such Employees in accordance with Article VI.

        In construing the Plan and in exercising its power under provisions requiring the Committee's approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible. Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under this Plan, including, but not limited to, all issues with respect to eligibility. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan including, but not limited to, the power to:

          (a)   designate the Eligible Employees who shall participate in the Plan;

          (b)   maintain complete and accurate records of all Plan transactions and other data in the manner necessary for proper administration of the Plan;

          (c)   adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

          (d)   enforce the terms of the Plan and the rules and regulations it adopts;

          (e)   review claims and render decisions on claims for benefits under the Plan;

          (f)    furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;

          (g)   employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and

          (h)   perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.

Article IV
Eligibility

        For each Performance Period, the Committee shall select the particular Eligible Employees to whom Incentive Compensation may be awarded for such Performance Period; with respect to Covered Employees, such determination shall be made within the first ninety (90) days of such Performance Period (and in the case of a Performance Period that is less than twelve (12) months, such determination shall be made no later than the date that 25% of the Performance Period has elapsed).

To the extent permitted by the Committee, Employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary. Senior management of each Business Unit shall recommend to the Committee within not more than ninety (90) days after the beginning of a Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed), those Employees of such Business Unit to be eligible to participate in the Plan for such Performance Period; the Committee shall consider, but shall not be bound by, such recommendations. Notwithstanding any provision in this Plan to the contrary, the Committee may grant one or more Awards to an Eligible Employee at any time, and from time to time, and the Committee shall have the discretion to determine whether any such Award shall be a Short-Term Award, an Annual Award or a Long-Term Award.

Article V
Determination of Goals and Incentive Compensation

        5.1    Establishment of Business Unit and Company Performance Goals.    No later than the ninetieth (90th) day of the Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed), the Committee shall approve and deliver to the Chief Executive Officer of the Company a written report setting forth, as applicable, the following: (i) the Business Unit Performance Goals for the Performance Period, (ii) Company Performance Goals for the Performance Period, (iii) the Threshold Achievement, Target Achievement, and Maximum Achievement levels for the Business Unit Performance Goals and Company Performance Goals for the Performance Period, (iv) with respect to each Participant, Incentive Compensation as a percentage of Base Pay for achievement of Threshold Achievement, Target Achievement, and Maximum Achievement levels and the relative weighting of each Performance Goal in determining the Participant's Incentive Compensation, and (v) a schedule setting forth the payout opportunity as a percentage of Base Pay for Threshold Achievement, Target Achievement, and Maximum Achievement levels. The Committee may delegate to the CEO to establish and report to the Committee for each Participant the determinations under items (i) through (v) above. The Committee shall consider, but shall not be bound by, the recommendations and determinations of the CEO with respect to such items.

        5.2    Categories of Business Unit Performance Goals.    The Business Unit Performance Goals, if any, established by the Committee for any Performance Period may differ among Participants and Business Units. For each Business Unit, the Business Unit Performance Goals shall be based on the performance of the Business Unit. Performance criteria for a Business Unit shall be related to the achievement of financial and operating objectives of the Business Unit, which, where applicable, shall be within the meaning of Section 162(m) of the Code, and consist of one or more or any combination of the following criteria: (a) operating Income; (b) net income; (c) operating profit; (d) net profit; (e) net earnings; (f) net sales or changes in net sales; (g) revenues, revenue growth, revenue ratios; (h) EBITDA or other measures of cash flow; (i) total stockholder return, stockholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (j) price of the Company's common stock, stockholder value, total market value; (k) earnings growth; (l) return on net assets, return on invested capital, or other return measures, including return or net return on working assets, equity, capital or net sales; (m) pre-tax profits; (n) operating margins; (o) growth in operating earnings or growth in earnings per share; (p) value of assets; (q) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (r) aggregate product price and other product measures; (s) expense or cost levels; (t) reduction of losses, loss ratios or expense ratios; (u) reduction in fixed assets; (v) operating cost management; (w) management of capital structure; (x) capital expenditures; (y) debt reduction; (z) ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; (aa) productivity improvements; (bb) inventory and/or receivables control, inventory levels, inventory turn or shrinkage; (cc) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (dd) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (ee) customer growth; (ff) employee diversity goals; (gg) employee turnover; (hh) specified objective social goals; (ii) safety record; (jj) store sales or productivity; (kk) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; or (ll) other objectively measurable factors directly tied to the performance of the Business Unit (each, a "Performance Criteria"). Any Performance Criteria may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company's quarterly and annual earnings releases, or (v) the effect of changes in foreign currency exchange rates. In all other respects, Performance Criteria shall be calculated in accordance with the Company's financial statements, under generally accepted accounting principles, or under a methodology established by the Committee which is consistently applied and identified in the audited financial statements.

        5.3    Company Performance Goals.    The Company Performance Goals, if any, established by the Committee for any Performance Period shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis, which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more of any combination of the factors set forth in Section 5.2 above, as applied to the Company and its Subsidiaries on a consolidated basis. The Company Performance Goals may be established either on an absolute or on a per share basis reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including cash dividends. The Company Performance Goals may also be established on a relative basis as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, a group of companies deemed by the Committee to be comparable to the Company.

        5.4    Certification.    Within seventy-five (75) days after the end of each Performance Period, the senior management of the Company and each Business Unit shall report to the Committee the extent to which Company and Business Unit Performance Goals were achieved for the Performance Period. As soon as practicable following the finalization of the Company's financial statements or receipt of the Independent Auditor's Report on the Company's financial statements for a Performance Period consisting of one or more Fiscal Years covered by the financial statements or other accounting finalizing of the Company's financial results for any Performance Period and receipt of the report of the Company and Business Unit senior management, the Committee shall certify in writing and, where applicable, in compliance with the requirements of Treasury Regulation 1.162-27 (and successor regulations thereto) in the case of any Award intended to qualify under Section 162(m) of the Code: (i) the extent to which each Business Unit achieved its Business Unit Performance Goals, if any, for the Performance Period, (ii) the extent to which the Company achieved its Company Performance Goals, if any, for the Performance Period, (iii) the calculation of the Participants' Incentive Compensation, and (iv) the determination by the Committee of the amount of Incentive Compensation, if any, to be paid to each Participant for the Performance Period. In determining whether Performance Goals have been achieved and Incentive Compensation is payable for a given Performance Period, generally accepted accounting principles to the extent applicable to the Performance Goal shall be applied on a basis consistent with prior periods, and such determinations shall be based on the calculations made by the Company and binding on each Participant. Approved minutes of the Committee meeting in which the certification required by this Section 5.4 is made shall be treated as written certification for purposes for this Section 5.4.

        5.5    Award Based on Level of Achievement.    If Threshold Achievement is attained with respect to a Performance Goal, then the Incentive Compensation that may be paid to such Participant with respect to such Performance Goal shall be based on a specified percentage of Base Pay and the Committee's predetermined schedule (which may allow for interpolation between achievement levels) setting forth the earned award as a percentage of Base Pay.

        5.6    Discretion to Reduce Incentive Compensation.    After the certification described in Section 5.4 the Committee may, in its sole and absolute discretion, decrease the Incentive Compensation to be paid to one or more Participants for such Performance Period. The Committee may consider subjective factors, including factors communicated to the Participant at the beginning of the Performance Period or other factors the Committee considers appropriate, and including any Individual Performance Goals set for the Participant for the given Performance Period, in determining whether to reduce the Incentive Compensation to be paid to a Participant. Individual Performance Goals need not have been established during the specific time periods set forth in Section 5.1 above for the establishment of Company Performance Goals and Business Unit Performance Goals.

        5.7    Limitation on Total Incentive Compensation.    Notwithstanding any provision to the contrary contained herein, the maximum Incentive Compensation payable to any Participant with respect to any single Award shall not exceed $1,750,000.

Article VI
Payment of Incentive Compensation

        6.1    Form and Time of Payment.    Subject to the provisions of Sections 6.2 and 6.3 below and except as otherwise provided herein, a Participant's Incentive Compensation for each Performance Period shall be paid as soon as practicable after the results for such Performance Period have been finalized, but in no event later than the date that is 2 1/2 months immediately following the close of Fiscal Year in which such Performance Period ended. The payment shall be in the form of a cash lump sum payment.

        6.2    Forfeiture Upon Termination Prior to Date of Payment.    If a Participant's employment with the Company and all of its Subsidiaries is terminated voluntarily by the Participant for any reason, or is terminated by his or her employer for any reason, during a Performance Period or after a Performance Period but prior to the date of actual payment in accordance with Section 6.1 above, then such Participant will immediately forfeit any right to receive any Incentive Compensation hereunder for such Performance Period.

        6.3    Pro Rata Payment for New Hires; Promotions; Change in Status.

          (a)    New Hires.    Any individual who is newly-hired or becomes an Eligible Employee during a Performance Period and who is selected by the Committee to participate in the Plan shall be eligible to receive a pro rata portion of the Incentive Compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of full months during the Performance Period during which he or she is a Participant in the Plan and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 6.1 hereof.

          (b)    Promotions.    In the case of a promotion or transfer from a position where an individual was already a Participant for Incentive Compensation for a Performance Period to a position where the Participant is eligible for a higher or lower maximum amount of Incentive Compensation, the Participant shall complete his or her participation in the prior position until the end of the complete month containing his or her date of promotion or transfer, prior to participating in the Performance Period for the transferred or promoted position. The overall

  Incentive Compensation will be pro-rated for both Performance Periods. In calculating the pro-rated amount, (i) the prior Performance Period will be prorated using the Participant's Base Pay immediately prior to the date of promotion or transfer, and (ii) the subsequent Performance Period will be pro-rated using the Participant's Base Pay at the end of the Performance Period. If a Participant is transferred to a lateral position (i.e., the same job grade or level), then the Incentive Compensation will not be pro-rated based on the lateral change in position.

          (c)    Change in Status.    Participants who are eligible for participation at the beginning of a Performance Period, but who subsequently become ineligible to participate during the Performance Period will receive a pro-rated portion of the Incentive Compensation based on the number of full months completed during such Performance Period.

        6.4    Recoupment for Restatements.    Notwithstanding any other language in this Plan, the Committee may recoup all or any portion of any Incentive Compensation paid to a Participant, in the event of a restatement of the Company's financial statements as set forth in the Company's clawback policy, if any, approved by the Company's Board from time to time.

Article VII
Miscellaneous Provisions

        7.1    Non-Assignability.    A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void.

        7.2    No Right To Continue In Employment.    Nothing in the Plan confers upon any Employee the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts in any way the right of the Company and its Subsidiaries to discharge any Employee at any time (subject to any contract rights of such Employee), including, without limitation, before or after the date such Participant is entitled to payment with respect to an Award.

        7.3    Indemnification of Committee; No Duties; Waiver of Claims.    No member of the Committee, nor any officer or Employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all of the members of the Committee and each and any officer or Employee of the Company acting with or on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation. Except to the extent required by any unwaiveable requirement under applicable law, no member of the Committee (and no officer, Employee or Subsidiary of the Company) shall have any duties or liabilities, including without limitation any fiduciary duties, to any Participant (or any person claiming by and through any Participant) as a result of this Plan, any Award or any Claim arising hereunder and, to the fullest extent permitted under applicable law, each Participant (as consideration for receiving and accepting an Award) irrevocably waives and releases any right or opportunity such Participant might have to assert (or participate or cooperate in) any Claim against any member of the Committee and any officer, Employee or Subsidiary of the Company, arising out of this Plan.

        7.4    No Trust or Plan Funding.    The Company (and not any of its Subsidiaries) will be solely responsible for the payment of all amounts hereunder. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any Participant. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company (or any of its Subsidiaries) by reason of the right to receive any Incentive Compensation under the Plan. To the extent that any Participant acquires a right to receive any payment from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

        7.5    Governing Law.    This Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws, and the rights and obligations created hereby shall be governed by the laws of the State of Delaware. The Participant's sole remedy for any claim, liability or obligation of any nature, arising out of or relating to this Plan or an alleged breach of this Plan, or an Award (collectively, "Claims") shall be against the Company, and no Participant shall have any claim or right of any nature against any Subsidiary or any owner or existing or former director, officer or Employee of the Company or any Subsidiary. The individuals and entities described above in this Section 7.5 (other than the Company) shall be third-party beneficiaries of this Plan for purposes of enforcing the terms of this Section 7.5.

        7.6    Binding Effect.    This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

        7.7    Construction of Plan.    The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

        7.8    Integrated Plan.    This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof.

        7.9    Tax Requirements.    The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Incentive Compensation to a Participant.

        7.10    Accounting of Compensation.    Unless otherwise specifically provided in such benefit plan, any amounts paid to a Participant hereunder shall not be treated as compensation paid to such Participant for the purposes of any other benefit plan.

        7.11    Adjustments.    In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off), or other similar change affecting the Company's common stock; (b) any purchase, acquisition, sale, or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business; (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under generally accepted accounting principles, or restatement of earnings; or (d) any charge or credit resulting from an item which is classified as "non-recurring," "restructuring," or similar unusual item on the Company's audited financial statements which, in the case of (a)—(d), results in a change in the components of the calculations of any of the criteria upon which the Performance Goals are based, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.

 Article VIII
Amendment or Discontinuance

        The Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any pre-established Performance Goal for a Participant who is a Covered Employee (or his successor(s), as may be applicable) under this Plan with respect to any particular Performance Period may only be effected on or prior to that date which is ninety (90) days following the commencement of such Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed). In addition, the Board shall have the power to discontinue the Plan in whole or in part and amend the Plan in any manner advisable in order for Incentive Compensation granted under the Plan to qualify as "performance-based" compensation under Section 162(m) of the Code (including amendments as a result of changes to Section 162(m) of the Code or the regulations thereunder to permit greater flexibility with respect to Incentive Compensation granted under the Plan).

Article IX
Effect of the Plan

        Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted Incentive Compensation or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

Article X
Section 409A of the Code

        This Plan is intended to be exempt from Section 409A of the Code and shall be interpreted in a manner consistent with Section 409A of the Code and the treasury regulations and guidance issued thereunder. If an Award is subject to Section 409A, to the extent (i) any payment for such Award to which a Participant becomes entitled under this Plan in connection with the Participant's termination of service with the Company (for reasons other than death) constitutes a payment of deferred compensation subject to Section 409A of the Code, and (ii) the Participant is deemed at the time of such termination to be a "specified employee" under Section 409A of the Code to whom the following provisions must apply, then such payment shall not be made or commence until the earliest of (A) the expiration of the six (6) month period measured from the date of Participant's termination of service with the Company; or (B) the date of the Participant's death following such termination of service. Upon the expiration of the applicable deferral period, any payment which would have otherwise been made during that period in the absence of this Article X shall be made to the Participant or the Participant's beneficiary.

Article XI
Term

        The effective date of this Plan shall be as of January 4, 2015, subject to stockholder approval. The material terms of this Plan shall be disclosed and submitted to the stockholders of the Company at the next annual meeting of stockholders and thereafter every five (5) years (unless earlier terminated) for approval in accordance with the requirements of Section 162(m) of the Code. This Plan and any

benefits granted hereunder shall be null and void if stockholder approval is not obtained at the applicable meeting of stockholders of the Company, and no award or payment of Incentive Compensation under this Plan to any Covered Employee shall be made unless such applicable stockholder approval is obtained. This Plan shall remain in effect until it is terminated by the Committee or the Board.

* * * * * * * *

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of                        , by its Chief Executive Officer pursuant to prior action taken by the Board.

FOSSIL GROUP, INC.
By:
Name:
Title:

PROXY FOSSIL GROUP, INC. Annual Meeting of Stockholders May 20, 2015 at 9:00 a.m., local time This proxy is solicited by the Board of Directors The undersigned hereby appoints Randy S. Hyne and Heather Foster, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Fossil Group, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on May 20, 2015, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued and to be signed on reverse side) .PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. . Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at http://viewproxy.com/fossil/2015

The Board of Directors recommends you vote FOR the following 11 Director nominees: 1. Election of Directors. Please mark your votes like this . Nominees FOR . . AGAINST . . . . ABSTAIN . . . . FOR . . . . AGAINST . . . . ABSTAIN . . . . FOR . . AGAINST ABSTAIN . . . . . . 01 Elaine B. Agather 02 Jeffrey N. Boyer 05 Diane L. Neal 06 Thomas M. Nealon 07 Mark D. Quick 08 Elysia Holt Ragusa 09 Jal S. Shroff 10 James E. Skinner 03 William B. Chiasson . 04 Kosta N. Kartsotis . 11 James M. Zimmerman . The Board of Directors recommends you vote FOR proposals 2, 3 and 4: 2 Proposal to approve, on an advisory basis, compensation of the Company’s named executive officers. 3 Proposal to approve the Fossil Group, Inc. 2015 Cash Incentive Plan. . FOR . AGAINST . ABSTAIN 4 Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 2, 2016. . FOR . AGAINST . ABSTAIN . FOR . AGAINST . ABSTAIN NOTE: Such other business that may properly come before the meeting or any adjournment(s) or postponement(s) thereof. I plan on attending the meeting . Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (if held jointly) Date . PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. . CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11 digit control number ready when voting by Internet or Telephone MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. TELEPHONE Vote Your Proxy by Phone: Call 1 (888) 693-8683 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

QuickLinks

INTERNET AVAILABILITY AND ELECTRONIC DELIVERY OF PROXY DOCUMENTS
GENERAL
QUORUM AND VOTING
HOW TO VOTE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS (Proposal 1)
FISCAL 2014 DIRECTOR COMPENSATION TABLE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
FISCAL 2014, 2013 AND 2012 SUMMARY COMPENSATION TABLE
FISCAL 2014 GRANTS OF PLAN-BASED AWARDS TABLE
OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END TABLE
FISCAL 2014 OPTION EXERCISES AND STOCK VESTED TABLE
ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal 2)
APPROVAL OF THE FOSSIL GROUP, INC. 2015 CASH INCENTIVE PLAN (Proposal 3)
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 4)
OTHER BUSINESS
DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS
APPENDIX A
FOSSIL GROUP, INC. 2015 CASH INCENTIVE PLAN
Article I Purpose
Article II Definitions
Article III Administration
Article IV Eligibility
Article V Determination of Goals and Incentive Compensation
Article VI Payment of Incentive Compensation
Article VII Miscellaneous Provisions
Article VIII Amendment or Discontinuance
Article IX Effect of the Plan
Article X Section 409A of the Code
Article XI Term